Exhibit 10.17
-------------


Share Purchase Agreement



Herley Industries, Inc.

And

Dr Robert S. Andrews

And

Mrs Ann Andrews

And

EW Simulation Technology Limited

for the sale and purchase of all of the issued shares of EW Simulation Technology Limited


           September 2002



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                                    CONTENTS

CLAUSE                                                               PAGE
------                                                               ----
1.     Service Agreement...............................................2
2.     List of Contracts...............................................2
3.     Business Plan...................................................2
1.     INTERPRETATION..................................................3
2.     SALE AND PURCHASE...............................................6
3.     COMPLETION......................................................7
4.     WARRANTIES, INDEMNITIES AND CONTRIBUTIONS......................10
5.     PROTECTION OF GOODWILL.........................................11
6.     INTELLECTUAL PROPERTY..........................................12
7.     CONFIDENTIAL INFORMATION.......................................13
8.     ANNOUNCEMENTS..................................................13
9.     ASSIGNMENT.....................................................13
10.    COSTS..........................................................14
11.    EFFECT OF COMPLETION...........................................14
12.    FURTHER ASSURANCES.............................................14
13.    ENTIRE AGREEMENT...............................................14
14.    VARIATIONS.....................................................15
15.    WAIVER.........................................................15
16.    INVALIDITY.....................................................16
17.    NOTICES........................................................16
18.    COUNTERPARTS...................................................17
19.    GOVERNING LAW AND JURISDICTION.................................17
20.    THIRD PARTY RIGHTS.............................................17

SCHEDULE 1............................................................19
Particulars relating to the Sellers...................................19
SCHEDULE 2............................................................20
Particulars relating to the Company...................................20
SCHEDULE 3............................................................21
The Warranties........................................................21
SCHEDULE 4............................................................65
Form of Resignation...................................................65
SCHEDULE 5............................................................66
Sellers' Limitations on Liability.....................................66
SCHEDULE 6............................................................69
The Property..........................................................69

AGREED FORM DOCUMENTS

1.       Service Agreement
2.       List of Contracts
3.       Business Plan
4.       List of Employees



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                                     - 36 -
JAA\2784198.05
THIS AGREEMENT is made on                                                2002

BETWEEN:

(1) HERLEY INDUSTRIES, INC. whose corporate and principal office is at 3061 Industry Drive, Lancaster, PA 17603-4025, United States of America (the "Buyer");

(2) DR ROBERT S. ANDREWS whose address is 2 Mayfield, Rowledge, Farnham, Surrey GU10 4DZ ("Dr. Andrews");

(3) MRS ANN ANDREWS whose address is 2 Mayfield Rowledge, Farnham, Surrey GU10 4DZ ("Mrs Andrews"); and

(4) EW SIMULATION TECHNOLOGY LIMITED (No. 3155211) whose registered office is at 2 Mayfield, Rowledge, Farnham, Surrey GU10 4DZ (the "Company").

THE PARTIES AGREE AS FOLLOWS:

1.       INTERPRETATION

1.1 In this agreement the following words and expressions and abbreviations have the following meanings, unless the context otherwise requires:

          "Accounts Date" means 31 March 2002;

          "associated company" has the meaning given to it in sections 416 et seq. TA;

          "Business Day" means a day (excluding Saturdays) on which banks generally are open in London for the transaction of normal banking business;

          "Buyer's Group" means the Buyer, its holding companies and the subsidiary undertakings and associated companies from time to time of it and of such holding companies, all of them and each of them as the context admits;

          "Buyer's Solicitors" means Ashurst Morris Crisp of Broadwalk House, 5 Appold Street, London EC2A 2HA;

          "Company Intellectual Property" means Intellectual Property, used by, owned by or licensed to the Company together with the goodwill relating thereto including without prejudice to the generality of the foregoing the registered Intellectual Property and the unregistered Intellectual Property rights set out in the document headed Intellectual Property in the agreed terms;

          "Completion" means the completion of the sale and purchase of the Shares in accordance with clause 3;

          "Completion Date" means the date on which Completion occurs;

          "Confidential Information" means all information relating to the Company's business, or financial or other affairs (including future plans and targets of the Company) which is of a confidential nature and not in the public domain;

          "connected person" means a person who is connected with another for the purpose of section 839 of the TA;

          "Disclosure Letter" means a letter of today's date together with the attachments thereto addressed by the Warrantor to the Buyer disclosing exceptions to the Warranties;

          "Encumbrance" means any mortgage, charge (fixed or floating), pledge, lien, hypothecation, trust, right of set off or other third party right or interest (legal or equitable) including any right of pre-emption, assignment by way of security, reservation of title or any other security interest of any kind however created or arising or any other agreement or arrangement (including a sale and repurchase arrangement) having similar effect;

          "Intellectual Property" means any and all patents, trade marks, rights in designs, get-up, trade, business or domain names, copyrights, and topography rights, (whether registered or not and any applications to register or rights to apply for registration of any of the foregoing), rights in inventions, Know-How, trade secrets and other confidential information, rights in databases and all other intellectual property rights of a similar or corresponding character which may now or in the future subsist in any part of the world;

          "Know-How" means confidential or proprietary industrial or technical information and techniques in any form (including paper, electronically stored data, magnetic media, files and micro-film) including, without limitation, drawings, data relating to inventions, formulae, test results, reports, research reports, project reports and testing procedures, shop practices, instruction and training manuals, specifications, lists and particulars of customers and suppliers, marketing methods and procedures;

          "Loan Notes" means the Loan Notes to be issued pursuant to the Loan
          Note Instrument;

          "Loan Note Instrument" means the instrument constituting the Guaranteed Unsecured Loan Notes 2005 of the Buyer in the agreed terms;

          "London Stock Exchange" means the London Stock Exchange plc;

          "Permit" means a permit, licence, consent, approval, certificate, qualification, specification, registration and other authorisation and a filing of a notification report or assessment necessary in any jurisdiction for the proper and efficient operation of the Company's business, its ownership, possession, occupation or use of an asset or the execution and performance of this agreement;

          "Property" means the property described in schedule 6 or any part or parts thereof;

          "Related Person" means in relation to the Buyer its holding companies and the subsidiary undertakings and associated companies from time to time of it and any such holding company, all of them and each of them as the context admits;

          "Sellers" means Dr. Andrews and Mrs Andrews;

          "Sellers' Solicitors" means Mundays of Crown House, Church Road, Claygate, Esher, Surrey KT10 0LP;

          "Service Agreement" means the service agreement to be entered into on Completion between the Company and Dr. Andrews in the agreed terms;

          "Shares" means all of the issued shares in the capital of the Company;

          "TA" means the Income and Corporation Taxes Act 1988;

          "Tax Deed" means a deed of indemnity in the agreed terms;

          "UK Listing Authority" means the Financial Service Authority in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000;

          "Warranties" means the warranties and representations set out in schedule 3; and

          "Warrantor" means Dr. Andrews.

1.2      In this agreement unless otherwise specified, reference to:

(a) a "subsidiary undertaking" is to be construed in accordance with section 258 of the Companies Act 1985 and a "subsidiary" or "holding company" is to be construed in accordance with section 736 of that Act;

(b) a document in the "agreed terms" is a reference to that document in the form approved and for the purposes of identification signed by or on behalf of each party;

(c)      "FA" followed by a stated year means the Finance Act of that year;

(d)      "includes" and "including" shall mean including without limitation;

(e) a "party" means a party to this agreement and includes its permitted assignees (if any) and/or the successors in title to that part of its undertaking which includes this agreement and, in the case of an individual, to his or her estate and personal representatives;

(f) a "person" includes any person, individual, company, firm, corporation, government, state or agency of a state or any undertaking (whether or not having separate legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

(g) a "statute" or "statutory instrument" or "accounting standard" or any of their provisions is to be construed as a reference to that statute or statutory instrument or accounting standard or such provision as the same may have been amended or re-enacted before the date of this agreement;

(h) "clauses", "paragraphs" or "schedules" are to clauses and paragraphs of and schedules to this agreement;

(i) "writing" includes any methods of representing words in a legible form (other than writing on an electronic or visual display screen) or other writing in non-transitory form;

(j) words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders; and

(k)      the time of day is reference to time in London, England.

1.3 The schedules form part of the operative provisions of this agreement and references to this agreement shall, unless the context otherwise requires, include references to the schedules.

1.4 The index to and the headings and the descriptive notes in brackets relating to provisions of taxation statutes in this agreement are for information only and are to be ignored in construing the same.

1.5 The obligations and liabilities of the Sellers under this agreement shall be joint and several.

1.6 Any question of whether a person is connected with another shall be determined in accordance with section 839 of the TA (except that in construing section 839 "control" has the meaning given by section 840 or section 416 of the TA so that there is control whenever section 840 or 416 requires) which shall apply in relation to this agreement as it applies in relation to the TA.

2.       SALE AND PURCHASE

2.1 Upon the terms and subject to the conditions of this agreement, the Sellers as legal and beneficial owners and with full title guarantee shall sell and the Buyer shall purchase the respective numbers of Shares of which each of the Sellers is the registered holder and beneficial owner being set out opposite his or her name in column 2 of schedule 1 with effect from Completion free from any Encumbrance, together with all accrued benefits and rights attached thereto and all dividends declared (other than as set out in the Disclosure Letter (but excluding any attachments thereto)) after the Accounts Date in respect of the Shares.

2.2 Each of the Sellers waives or agrees to procure the waiver of any rights or restrictions conferred upon any of them or any other person which may exist in relation to the transfer of the Shares under the articles of association of the Company or otherwise.

2.3 The Buyer shall not be obliged to complete the purchase of any of the Shares unless the Sellers complete the sale of all of the Shares simultaneously, but completion of the purchase of some Shares shall not affect the rights of the Buyer with respect to its rights to the other Shares.

2.4 The consideration for such sale and purchase shall be the sum of US$3,000,000 and (pound)965,001 to be satisfied on Completion in accordance with the following provisions of this clause 2.

2.5 The consideration for such sale and purchase shall be satisfied at Completion by:

(a) the payment in cash to the Sellers of the amounts set out opposite their respective names in schedule 1;

                  and

(b) the remainder to be satisfied by the issue to the Sellers of such number of Loan Notes as are set out opposite their respective names in schedule 1 credited as fully paid.

3.       COMPLETION

3.1 Completion shall take place at the offices of the Buyer's Solicitors immediately after the execution of this agreement.

3.2 On Completion, the Sellers shall deliver to or, if the Buyer shall so agree, make available to the Buyer:

(a) transfers in common form relating to all the Shares duly executed in favour of the Buyer (or as it may direct);

(b)      share certificates relating to the Shares;

(c) any waivers or consents by the Company or other persons which the Buyer has reasonably specified prior to Completion so as to enable the Buyer or its nominees to be registered as the holders of the Shares;

(d) a resignation in the form set out in schedule 4 duly executed as a deed by Mrs Andrews together with delivery to the Buyer of all property of the Company in her possession or under her control;

(e) the written resignation of the auditors of the Company containing an acknowledgement that they have no claim against the Company for compensation for loss of office, professional fees (save as stated in such letter of resignation) or otherwise and a statement under section 394(1) of the Companies Act 1985;

(f) the common seals, certificates of incorporation and statutory books, share certificate books and cheque books of the Company;

(g)      the Tax Deed duly executed by the Warrantor;

(h)      the Service Agreement duly executed by Dr. Andrews;

(i) all land certificates, charge certificates, leases, title deeds and other documents relating to the Property (except to the extent that the same are in the possession of mortgagees pursuant to mortgages disclosed in schedule 6);

(j) to the extent not in the possession of the Company, all books of account or references as to customers and/or suppliers and other records of the Company and all insurance policies relating to the Company; and

(k) to the extent not in the possession of the Company, all licences, consents, permits and authorisations obtained by or issued to the Company or any other person in connection with the business carried on by any of them.

3.3 At Completion, the Sellers shall procure the passing of board resolutions of the Company in the agreed terms:

(a) sanctioning for registration, subject to due stamping, the transfers in respect of the Shares;

(b) authorising the delivery to the Buyer of share certificates in respect of the Shares;

(c) appointing Mr Myron Levy to be a director (in addition to Dr Andrews) and Mr John Kelley to be the secretary of the Company;

(d) revoking all mandates to bankers and giving authority in favour of the directors appointed under clause 3.3(c) above or such other persons as the Buyer may nominate to operate the bank accounts thereof;

(e) resolving that the registered office of the Company be changed to Unit 1, The Royston Centre, Lynchford, Ash Vale, Aldershot, Hampshire GU12 5PQ;

(f)      changing the accounting reference date of the Company to 31 July;

(g)      resolving that the Company and Dr. Andrews enter into the Service
         Agreement;

(h) resolving that(pound)38,432 owed by the Company to the Seller are repaid forthwith.

3.4      The Sellers shall procure that at Completion:

(a) there is repaid all sums (if any) owing to the Company by any of the Sellers or by the director or the secretary of the Company or any of their connected persons (other than the Company) and whether or not such sums are due for repayment;

(b) the Company is released from any guarantee, indemnity, bond, letter of comfort or Encumbrance or other similar obligation given or incurred by it which relates in whole or in part to debts or other liabilities or obligations, whether actual or contingent, of any person other than the Company, and prior to such repayment or release the Sellers undertake to the Buyer (on behalf of themselves and as trustee on behalf of the Company) to keep the Company fully indemnified against any failure to make any such repayment or any liability arising under any such guarantee, indemnity, bond, letter of comfort or Encumbrance.

3.5 Upon compliance by the Sellers with the provisions of clauses 3.2, 3.3 and 3.4, the Buyer shall:

(a) provide for the transfer of US$3,000,000 to the Sellers' Solicitors at Barclays Bank plc, Barclays Business Centre, PO Box 193, 8/12 Church Street, Walton on Thames, Surrey KT12 2YW Sort Code 20-90-56, Account No. 63196677 and receipt by such bank of such sum shall be good discharge to the Buyer;

(b) allot to the Sellers such amount of Loan Notes as are set out opposite their respective names in schedule 1 and enter the names of the Sellers in the register of loan note holders of the Buyer as the holders of such amounts of Loan Notes as aforesaid; and

(c)      deliver to the Sellers' Solicitors:

(i)      a counterpart of the Tax Deed duly executed by the Buyer;

(ii)     a counterpart of the Service Agreement duly executed by Dr. Andrews;

         and

(iii)    definitive certificates in respect of the Loan Notes.

3.6 If in any respect the obligations of the Sellers (or Buyer) are not complied with on Completion the party not in default may:

(a) defer Completion to a date not more than 28 days after Completion should have taken place but for the default (and so that the provisions of this clause 3, apart from this clause 3.6(a), shall apply to Completion as so deferred); or

(b) proceed to Completion so far as practicable (without prejudice to its rights hereunder); or

(c) terminate this agreement without prejudice to the rights and liabilities which accrued prior to termination which shall continue to subsist including those under clauses 8, 10 and 13 to 20 (inclusive), by means of a notice in writing served by Dr. Andrews on the Buyer, if the Buyer is in default, or served by the Buyer on Dr. Andrews if either or both of the Sellers are in default.

3.7 Forthwith after Completion, the Buyer and Dr. Andrews shall use their reasonable endeavours to procure that the Company:

(a) and each of Mike Barton, Neil Chapman and Elizabeth O' Conner enter into service agreements; and

(b) Geoff Hawkins and Paul Shepard acting on behalf of the consultancy company in which they are shareholders, Aware Simulation Limited, enter into consultancy agreements.

         It is hereby acknowledged that it is the intention of the Buyer that, as an incentive to sign such service agreements and consultancy agreements, such persons will be granted options in the Buyer.

3.8      Within six months of Completion, Dr. Andrews shall:

(a) use his best endeavours to dispose of his 60 per cent. shareholding in EWST Australia Pty Limited; and

(b)      resign from his position as a director of EWST Australia Pty Limited.

3.9 The Sellers shall assign, or shall procure the assignment of, to the Buyer of the benefit of any confidentiality undertakings given to either of them by any person within the last two years in relation to a sale or potential sale by the Sellers of the Company or its assets and undertakings or to any investment, by way of the subscription of equity or otherwise, in the Company.

4.       WARRANTIES, INDEMNITIES AND CONTRIBUTIONS

4.1      The Warrantor warrants with the Buyer in the terms of the Warranties.

4.2 Any information supplied by or on behalf of the Company to or on behalf of the Warrantor in connection with the Warranties, the Disclosure Letter or otherwise in relation to the business and affairs of the Company shall not constitute a representation or warranty or guarantee as to the accuracy thereof by the Company and each of the Sellers agrees with the Buyer and the Company (and their respective directors, officers, employees, agents and advisers) that he and/or she hereby irrevocably waives any and all claims which he and/or she and/or their connected persons might otherwise have against the Company or any of their respective directors, officers, employees, agents or advisers in respect thereof and any and all other claims against the Company (unless such claim is covered by insurance) or any such persons in respect of any cause, matter or thing whatsoever and hereby releases the Company and each such persons from any liability or obligation to him and/or her whatsoever (save, in the case of Dr Andrews, for obligations and liabilities under his Service Agreement with the Company).

4.3 Each of the Warranties shall be construed as a separate warranty and representation and (unless expressly provided to the contrary) shall not be limited by the terms of any of the other Warranties or by any other term of this agreement.

4.4 The liability of the Warrantor under the Warranties shall be limited if and to the extent that the limitations referred to in schedule 5 apply.

4.5 No information relating to the Company of which the Buyer has knowledge (actual or constructive) other than that contained in or referred to in this agreement and/or included in the Disclosure Letter and no investigation by or on behalf of the Buyer shall prejudice any claim by the Buyer under the Warranties or reduce any amount recoverable thereunder.

4.6 The Sellers shall give to the Buyer all such information and documentation relating to the Company as the Buyer shall reasonably require to enable it to satisfy itself as to whether there has been any breach of the Warranties, provided that the Sellers have reasonable grounds for believing that there has been such a breach.

4.7 The Sellers irrevocably and unconditionally agree with the Buyer and their professional advisers that they will not bring any claim or other action (including a claim for contribution under the Civil Liability (Contributions) Act 1978) of whatever nature and which exists now or may exist in the future and whether known or not known to the Sellers or either of them at the date hereof and whether in relation to a matter which is past, present or future and in respect of negligence or otherwise ("Claim") against any professional advisers of the Buyer in relation to any matter arising (directly or indirectly) out of or in connection with this agreement. To the extent that any such Claim exists (if any and without prejudice to the aforesaid), the Sellers irrevocably and unconditionally waive the right to bring any form of claim against or recover any sums from any of the Buyer's professional advisers in relation to any Claim and unconditionally and irrevocably release the Buyer's professional advisers from any liability in respect of any such Claim. It is intended that any relevant professional adviser of the Buyer shall be entitled to the benefit of the undertakings, releases and waivers provided for in this clause for the purpose of, inter alia, the Contracts (Rights of Third Parties) Act 1999.

4.8 Nothing in this clause 4 shall exclude or limit liability in respect of Claims arising directly out of any statements made fraudulently or arising as a direct result of wilful concealment by the Buyer's professional advisers.

4.9 The Sellers agree with and undertake to the Buyer and each of its Related Persons (including, without limitation, the Company together with its directors, officers or employees) to indemnify and hold each of them harmless from and against any and all costs (including, without limitation, legal costs and registration or administrative costs or fees), liabilities, losses, expenses and claims whatsoever incurred by any of them arising out of the employment or termination of employment by the Company of Mrs Andrews.

4.10 In the event that any independent or self employed contractors or consultants of the Company bring an employment related claim against the Company, the Sellers shall indemnify the Company on demand against all liabilities, obligations, costs, claims and demands arising from or in respect of any such employment related claim (including without limitation any claim for unfair dismissal, in relation to redundancy rights or under the Working Time Regulations 1998 or the Part Time Workers (Prevention of Less Favourable Treatment) Regulations 2000)).

5.       PROTECTION OF GOODWILL

5.1 The Sellers hereby undertake to procure that (except as otherwise agreed in writing with the Buyer) they will not (and their respective connected persons will not) either directly or indirectly and either solely or jointly with any other person (either on their own account or as the agent of any other person) and in any capacity whatsoever:

(a) subject to clause 5.2, for a period of three years from Completion carry on or be engaged or concerned or (except as the holder of shares in a listed company which confer not more than five per cent. of the votes which can generally be cast at a general meeting of the company) interested in a business which competes with the type of business carried on by the Company at Completion in any of the countries in which the business was then carried on;

(b) for a period of three years from Completion solicit or accept the custom of any person in respect of goods or services competitive with those manufactured or supplied by the Company during the period of 12 months prior to Completion, such person having been a customer of the Company in respect of such goods or services during such period;

(c) for a period of three years from Completion induce, solicit or endeavour to entice to leave the service or employment of the Company, any person who during the period of 12 months prior to Completion was an employee of the Company occupying a senior or managerial position and likely (in the opinion of the Buyer) to be:

(i)      in possession of confidential information relating to; or

(ii)     able to influence the customer relationships or connections of the Company; or

(d) use any trade or domain name (including the expressions "EWST" and "EW Simulation Technology") or e-mail address used by the Company at any time during the three years immediately preceding the date of this agreement or any other name intended or likely to be confused with any such trade or domain name or e-mail address.

5.2 For a period of six months from Completion, Dr. Andrews shall be permitted to hold not more than 60 per cent. of the issued share capital of EWST Australia Pty Limited, provided such company shall only perform the services that it is currently performing, details of which are set out in the Disclosure Letter.

5.3 The Sellers agree that the undertakings contained in this clause 5 are reasonable and are entered into for the purpose of protecting the goodwill of the business of the Company and that accordingly the benefit of the undertakings may be assigned by the Buyer and its successors in title without the consent of any of the Sellers.

5.4 Each undertaking contained in this clause 5 is and shall be construed as separate and severable and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade or unenforceable in whole or in part for any reason the remaining undertakings or parts thereof, as appropriate, shall continue to bind the Sellers.

5.5 If any undertaking contained in this clause 5 shall be held to be void but would be valid if deleted in part or reduced in application, such undertaking shall apply with such deletion or modification as may be necessary to make it valid and enforceable. Without prejudice to the generality of the foregoing, such period (as the same may previously have been reduced by virtue of this clause 5.5) shall take effect as if reduced by six months until the resulting period shall be valid and enforceable.

6.       INTELLECTUAL PROPERTY

6.1 Following Completion, to the extent it subsequently transpires that any Company Intellectual Property is vested in the Sellers or any other third party employed or contracted by the Company to develop such Intellectual Property, the Sellers shall do and execute or procure that there shall be done and executed all such documents, deeds, matters, acts and things as the Buyer may at any time require properly to vest such Intellectual Property in the Company or otherwise to perfect the Company's title thereto.

6.2 The Sellers shall be responsible for all costs that have been or may be incurred as a result of any assignment of Company Intellectual Property executed between any of the Sellers or any of their connected persons prior to Completion including the costs of recordal of such assignments.

7.       CONFIDENTIAL INFORMATION

7.1 The Sellers shall not and shall procure that none of their connected persons shall use or disclose to any person Confidential Information.

7.2      Clause 7.1 does not apply to:

(a) disclosure of Confidential Information to or at the written request of the Buyer;

(b) use or disclosure of Confidential Information required to be disclosed by law, regulation, any revenue authority or the London Stock Exchange or the UK Listing Authority;

(c) disclosure of Confidential Information to professional advisers for the purpose of advising the Sellers;
                  or

(d) Confidential Information which is in the public domain other than by a breach by any of the Sellers of clause 7.1.

8.       ANNOUNCEMENTS

8.1 Save for an announcement in the agreed terms between the parties, no party shall disclose the making of this agreement nor its terms nor any other agreement referred to in this agreement (except those matters set out in the press release in the agreed terms and subject to clause 9.3) and in the case of the Buyer shall procure that its Related Persons and its professional advisers shall not make any such disclosure without the prior consent of the other party unless disclosure is:

(a)      to its professional advisers; or

(b) required by law or the rules or standards of the London Stock Exchange or the Listing Rules of the UK Listing Authority or the rules and requirements of any other regulatory body;

          provided that this clause 8.1 does not apply to announcements, communications or circulars made or sent by the Buyer and/or the Company after Completion to customers, clients or suppliers of the Company to the extent that it informs them of the Buyer's acquisition of the Shares or to any announcements containing only information which has become generally available.

8.2 The restrictions contained in clause 8.1 shall apply without limit of time and whether or not this agreement is terminated.

9.       ASSIGNMENT

9.1 This agreement is personal to the parties and accordingly. Subject to clause 9.2 no party without the prior written consent of the other shall assign, transfer or declare a trust of the benefit of all or any of any other party's obligations nor any benefit arising under this agreement.

9.2 The Buyer may (without the consent of any of the Sellers) assign to any member of the Buyer's Group the benefit of all or any of any of the Sellers' obligations or any benefit it enjoys under this agreement provided however that such assignment shall not be absolute but shall be expressed to have effect only for so long as the assignee remains a member of the Buyer's Group and that immediately before ceasing to be such a member the assignee shall assign the benefit to a member of the Buyer's Group.

          The sale or transfer of all or part of the business of the Company to any member of the Buyer's Group shall not affect the liability of any of the Sellers under any provision of this agreement whatsoever.

9.3 The Buyer may disclose to a proposed assignee information in its possession relating to the provisions of this agreement the subject matter of this agreement and the other parties which it is necessary to disclose for the purposes of the proposed assignment, notwithstanding the provisions of clause 9 provided that such disclosure shall be made only after notice has been given to the other party of the identity of the proposed assignee.

10.      COSTS

          Unless expressly otherwise provided in this agreement each of the parties shall bear its own legal, accountancy and other costs, charges and expenses connected with the sale and purchase of the Shares, provided that no costs, charges or expenses shall be charged to the Company.

11.      EFFECT OF COMPLETION

11.1 The terms of this agreement (insofar as not performed at Completion and subject as specifically otherwise provided in this agreement) shall continue in force after and notwithstanding Completion.

11.2 The remedies of the Buyer in respect of any breach of any of the Warranties shall continue to subsist notwithstanding Completion.

12.      FURTHER ASSURANCES

          Following Completion the Sellers shall from time to time forthwith upon request from the Buyer at the Sellers' expense do or procure the doing of all acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to the Buyer for the purpose of vesting in the Buyer the full legal and beneficial title to the Shares and otherwise giving the Buyer the full benefit of this agreement.

13.      ENTIRE AGREEMENT

          Each party on behalf of itself and, in the case of the Buyer, as agent for each of its Related Persons or, in the case of the Sellers, their connected persons, acknowledges and agrees with each of the other party (each such party acting on behalf of itself and as agent for each of its Related Persons or, in the case of the Sellers, their connected persons) that:

     (a) this agreement together with any other documents referred to in this agreement (together the "Transaction Documents") constitute the entire and only agreement between the parties and their respective Related Persons or, in the case of the Sellers, their connected persons, relating to the subject matter of the Transaction Documents;

     (b) neither it nor any of its Related Persons or, in the case of the Sellers, their connected persons, has been induced to enter into any Transaction Document in reliance upon, nor has any such party been given, any warranty, representation, statement, assurance, covenant, agreement, undertaking, indemnity or commitment of any nature whatsoever other than as are expressly set out in the Transaction Documents and, to the extent that any of them has been, it (acting on behalf of itself and as agent on behalf of each of its Related Persons or, in the case of the Sellers, their connected persons), unconditionally and irrevocably waives any claims, rights or remedies which any of them might otherwise have had in relation thereto;

          PROVIDED THAT the provisions of this clause 13 shall not exclude any liability which any of the parties or, where appropriate, their Related Persons in the case of the Buyer or, in the case of the Sellers, their connected persons, would otherwise have to any other party or, where appropriate, to any other party's Related Persons in the case of the Buyer or, in the case of the Sellers, their connected persons, or any right which any of them may have in respect of any statements made fraudulently by any of them prior to the execution of this agreement or any rights which any of them may have in respect of fraudulent concealment by any of them.

14.      VARIATIONS

          This agreement may be varied only by a document signed by each of the Sellers and the Buyer.

15.      WAIVER

15.1 A waiver of any term, provision or condition of, or consent granted under, this agreement shall be effective only if given in writing and signed by the waiving or consenting party and then only in the instance and for the purpose for which it is given.

15.2 No failure or delay on the part of any party in exercising any right, power or privilege under this agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

15.3 No breach of any provision of this agreement shall be waived or discharged except with the express written consent of the Sellers and the Buyer.

15.4 The rights and remedies herein provided are cumulative with and not exclusive of any rights or remedies provided by law.

16.      INVALIDITY

16.1 If any provision of this agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction:

     (a) the validity, legality and enforceability under the law of that jurisdiction of any other provision; and

     (b) the validity, legality and enforceability under the law of any other jurisdiction of that or any other provision,

          shall not be affected or impaired in any way.

17.      NOTICES

17.1 Any notice, demand or other communication given or made under or in connection with the matters contemplated by this agreement shall be in writing and shall be delivered personally or sent by fax or prepaid first class post (air mail if posted to or from a place outside the United Kingdom):

         In the case of the Buyer to:
         Herley Industries, Inc.
         3061 Industry Drive
         Lancaster
         Pennsylvania
         Fax:                                     001 717 3979503
         Attention:                               Chief Executive Officer



         In the case of the Sellers to:
         2 Mayfield
         Rowledge
         Farnham
         Surrey GU10 4DZ
         Attention:                               Dr. Andrews

          and shall be deemed to have been duly given or made as follows:

     (a) if personally delivered, upon delivery at the address of the relevant party;

     (b) if sent by first class post, two Business Days after the date of posting;

     (c)  if sent by air mail,  seven  Business  Days after the date of posting;
          and

     (d)  if sent by fax, when despatched,

          provided that if, in accordance with the above provisions, any such notice, demand or other communication would otherwise be deemed to be given or made after 5.00 p.m. on a Business Day such notice, demand or other communication shall be deemed to be given or made at 9.00 a.m. on the next Business Day.

17.2 A party may notify the other party to this agreement of a change to its name, relevant addressee, address or fax number for the purposes of clause 17.1 provided that such notification shall only be effective on:

     (a) the date specified in the notification as the date on which the change is to take place; or

     (b) if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date falling five Business Days after notice of any such change has been given.

18.      COUNTERPARTS

          This agreement may be executed in any number of counterparts which together shall constitute one agreement. Any party may enter into this agreement by executing a counterpart and this agreement shall not take effect until it has been executed by all parties.

19.      GOVERNING LAW AND JURISDICTION

19.1 This agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this agreement or its formation) shall be governed by and construed in accordance with English law.

19.2 Each of the parties to this agreement irrevocably agrees that the courts of England shall have exclusive jurisdiction to hear and decide any suit, action or proceedings, and/or to settle any disputes, which may arise out of or in connection with this agreement or its formation (respectively, "Proceedings" and "Disputes") and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England.

20.      THIRD PARTY RIGHTS

20.1 Any person (other than the parties to this agreement) who is given any rights or benefits under clauses 4.2, 4.9 and 14 (a "Third Party") shall be entitled to enforce those rights or benefits against the parties in accordance with the Contracts (Rights of Third Parties) Act 1999.

20.2 Save as provided in clause 20.1 above the operation of the Contracts (Rights of Third Parties) Act 1999 is hereby excluded.

20.3 The parties may amend, vary or terminate this agreement in such a way as may affect any rights or benefits of any Third Party which are directly enforceable against the parties under the Contracts (Rights of Third Parties) Act 1999 without the consent of such Third Party.

20.4 Any Third Party entitled pursuant to the Contracts (Rights of Third Parties) Act 1999 to enforce any rights or benefits conferred on it by this agreement may not veto any amendment, variation or termination of this agreement which is proposed by the parties and which may affect the rights or benefits of the Third Party.

IN WITNESS whereof this agreement has been executed as a deed on the date first above written.


                                   SCHEDULE 1

                       Particulars relating to the Sellers

Column          1                            2                 3.                        4.
                Names & Address of           Number of         Cash     Consideration    Loan Notes ((pound))
                Sellers                      Shares held       (US$)

--------------- ---------------------------- ----------------- ------------------------- -------------------------
1.              Dr. Robert S Andrews               51                1,530,000                  492,151
                2 Mayfield
                Rowledge
                Farnham
                Surrey GU10 4DZ

--------------- ---------------------------- ----------------- ------------------------- -------------------------
2.              Mrs Ann Andrews                    49                1,470,000                  472,850
                2 Mayfield
                Rowledge
                Farnham
                Surrey GU10 4DZ

--------------- ---------------------------- ----------------- ------------------------- -------------------------
                Totals:                           100          US$3,000,000              (pound)965,001
--------------- ---------------------------- ----------------- ------------------------- -------------------------


                                   SCHEDULE 2

                       Particulars relating to the Company




Registration number:                  3155211

Authorised share capital:             1,000 ordinary shares of(pound)1 each

Issued share capital:                 100 ordinary shares of(pound)1 each

Shareholders (number of shares)       Dr. Andrews (51)
                                      Mrs Andrews (49)

Director:                             Dr. Andrews

Secretary:                            Mrs Andrews

Auditors:                             Brebner Allen & Trapp

Accounting reference date:            31 March

Registered Office:                    2 Mayfield
                                      Rowledge
                                      Farnham
                                      Surrey GU10 4DZ

                                   SCHEDULE 3

                                 The Warranties






Any Warranty expressed to be given "to the best of the Warrantor's knowledge and belief" or "so far as the Warrantor is aware" or otherwise qualified by reference to the knowledge of the Warrantor shall not be qualified in the manner stated unless the Warrantor can establish that, where it is reasonable for him to do so, he has made all reasonable enquiries of the company secretary, employees and agents of the Company and relevant third parties to establish the truth and accuracy of that Warranty.

In this schedule 3, the following words have the following meanings, unless the context otherwise requires:

"Accounts" means the audited financial statements of the Company, comprising the balance sheet, profit and loss account and cash flow statement of the Company together with the notes thereon, directors' report and auditors' certificate, as at and for the financial period ended on the Accounts Date;

"2001 Accounts" means the audited financial statements of the Company, comprising the balance sheet, profit and loss account and cash flow statement of the Company together with the notes thereon, directors' report and auditors' certificate, as at and for the financial period ended on the 2001 Accounts Date;

"2001 Accounts Date" means 31 March 2001;

"Activities" means any activity, operation or process carried out by the Company at any property whether or not currently owned, occupied or used by the Company;

"Business Plan" means the agreed form document 3 entitled "Business Plan for the Expansion of EW Simulation Technology Ltd" dated 19 March 2002 and initialled, for the purposes of identification only, by the parties hereto;

"Claim for Tax" means any of the following:

(a) any liability to make a payment of Tax and any claim, assessment, demand, notice or other document issued or action taken by or on behalf of any person, authority or body whatsoever and of whatever country, including any Tax Authority, which claims payment of Tax;

(b) any non-availability or loss of or reduction of any relief (including in particular a right to repayment);

"distribution"   means  a  distribution  as  defined  by  sections  209  to  211
(inclusive) of the TA and section 418 of the TA;

"Environment" means any and all living organisms (including man), ecosystems, property and the media of air (including air in buildings, natural or man-made structures, below or above ground) water, (as defined in section 104(1) of the Water Resources Act 1991 and within drains and sewers) and land (including under any water as described above and whether above or below surface);

"Environmental Consent" means any consent, approval, permit, licence, order, filing, authorisation, exemption, registration, permission, reporting or notice requirement and any related agreement required under any Environmental Law;

"Environmental Laws" means all international, EU, national, federal, state or local statutes, (which for the avoidance of doubt shall include section 57 and schedule 22 of the Environment Act 1995 and the guidance and regulations adopted under those provisions,) by-laws, orders, regulations or other law or subordinate legislation or common law, all orders, ordinances, decrees or regulatory codes of practice, circulars, guidance notes and equivalent controls concerning the protection of human health or which have as a purpose or effect the protection or prevention of harm to the Environment or health and safety which are binding in relation to the Property and/or upon the Company in the relevant jurisdiction in which the Company has been or is operating (including by the export of its products, or its waste thereto) on or before Completion;

"ERA" means the Employment Rights Act 1996;

"Hazardous Substance" means any natural or artificial substance (whether solid, liquid, gas, noise, ion, vapour, electromagnetic or radiation, and whether alone or in combination with any other substance) which is capable of causing harm to or have a deleterious effect on the Environment, being a nuisance, or which restricts or makes more costly the use, development, ownership or occupation of the Property;

"IHTA" means the Inheritance Tax Act 1984;

"Leases" means the leases specified in the Disclosure Letter;

"List of Contracts" means the agreed form document 2 entitled "List of Contracts", dated the same date of this agreement and initialled, for the purposes of identification only, by the parties hereto;

"List of Workers" means the agreed form document 4 entitled "List of Workers", dated the same date of this agreement and initialled, for the purposes of identification only, by the parties hereto;

"Permit" means a permit, licence, consent, approval, certificate, qualification, specification, registration and other authorisation and a filing of a notification report or assessment necessary in any jurisdiction for the proper and efficient operation of the Company's business, its ownership, possession, occupation or use of an asset or the execution and performance of this agreement;

"Substantial Customer" means a customer accounting for more than five per cent. of the Company's sales in the financial year ended on the Accounts Date;

"Substantial Supplier" means a supplier accounting for more than five per cent. of the Company's purchases in the financial year ended on the Accounts Date;

"Systems" means all plant, equipment, systems, devices and components which contain or are controlled or monitored by computer systems, microprocessors or software;

"Tax" or "tax" means any tax, and any duty, contribution, impost, withholding, levy or charge in the nature of tax, whether domestic or foreign, and any fine, penalty, surcharge or interest connected therewith and includes corporation tax, advance corporation tax, income tax (including income tax required to be deducted or withheld from or accounted for in respect of any payment), national insurance and social security contributions, capital gains tax, inheritance tax, value added tax, customs excise and import duties, stamp duty, stamp duty reserve tax, insurance premium tax, air passenger duty, rates and water rates, land fill tax, petroleum revenue tax, advance petroleum revenue tax, gas levy and any other payment whatsoever which any person is or may be or become bound to make to any person and which is or purports to be in the nature of taxation;

"Taxation Authority" means any local, municipal, governmental, state, federal or fiscal, revenue, customs or excise authority, body, agency or official anywhere in the world having or purporting to have power or authority in relation to Tax including the Inland Revenue and HM Customs and Excise;

"Taxation Statutes" means all statutes, statutory instruments, orders enactments, laws, by-laws, directives and regulations, whether domestic or foreign decrees, providing for or imposing any Tax;

"TCGA" means the Taxation of Chargeable Gains Act 1992;

"TMA" means the Taxes Management Act 1970;

"Transfer Regulations" means the Transfer of Undertakings (Protection of Employment) Regulations 1981;

"TULR(C)A" means the Trade Union and Labour Relations (Consolidation) Act 1992;

"VATA" means the Value Added Tax Act 1994 and "VAT legislation" means VATA and all regulations and orders made thereunder;

"Waste" means waste including anything which is discarded or which the holder intends or is required to discard and anything which is abandoned, unwanted or surplus irrespective of whether it is capable of being recovered or recycled or has any value such that there is likely to be a breach of Environmental Law or such that any investigation, treatment or remediation of the Property is or would be required or would be undertaken by a prudent owner or occupier;

"Workers" means the employees, directors, officers, workers and consultants of the Company;

"Year 2000 Conformity" shall have the meaning set out in the document published with reference number DISC PD2000-1 by the part of the British Standards Institution called DISC entitled "A Definition of Year 2000 Conformity Requirements". In construing the meaning of this definition, regard shall be had to the Amplification of the Definition and Rules set out in the same document.

1.       THE COMPANY AND THE SHARES

1.1      Incorporation and Existence

          The Company is a limited company incorporated under English law and has been in continuous existence since incorporation.

1.2      The Shares

(a)      The Sellers are the only legal and beneficial owners of the Shares.

(b) The Company has not allotted any shares other than the Shares and the Shares are fully paid or credited as fully paid.

(c) There is no Encumbrance in relation to any of the Shares or unissued shares in the capital of the Company. No person has claimed to be entitled to an Encumbrance in relation to any of the Shares and the Company is not under any obligation (whether actual or contingent) to sell, charge or otherwise dispose of any of the Shares or any interest therein to any person.

(d) Other than this agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, sale, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, issue, sale, transfer, redemption or repayment of, a share in the capital of the Company (including an option or right of pre-emption or conversion).

1.3      The Subsidiaries

(a)  The Company does not have any subsidiaries nor any subsidiary undertakings.

(b) The Company does not own any shares or stock in the capital of nor does it have any beneficial or other interest in any company or business organisation nor does the Company control or take part in the management of any other company or business organisation.

2.       ACCOUNTS

2.1      General

(a)      The Accounts and the 2001 Accounts show a true and fair view of the:

     (i) assets, liabilities, financial position and state of affairs at the Accounts Date (or, in the case of the 2001 Accounts, as at the 2001 Accounts Date); and

     (ii) the profits and losses for the financial year ended on the Accounts Date (or, in the case of the 2001 Accounts, as at the 2001 Accounts
          Date),

                  of the Company.

(b) The Accounts and the 2001 Accounts have been prepared and audited in accordance with the standards, principles and practices specified on the face of the Accounts and the 2001 Accounts applied on a consistent basis and subject thereto in accordance with the law and Generally Accepted Accounting Standards, Principles and Policies in the United Kingdom consistently applied.

(c) The Accounts and the 2001 Accounts have been prepared on a basis consistent with the basis upon which all audited accounts of the Company have been prepared in respect of the three years before the Accounts Date (or, in the case of the 2001 Accounts, the 2001 Accounts Date).

2.2      Liabilities

          The Accounts and the 2001 Accounts make full provision or reserve for or disclose all liabilities (including all contingent or deferred liability to Tax) of the Company whether actual, contingent or otherwise.

2.3      Extraordinary and Exceptional Items

          The results shown by the audited profit and loss account of the Company for each of the three financial years of the Company ended on the Accounts Date (or, in the case of the 2001 Accounts, the 2001 Accounts Date) have not (except as disclosed in those accounts) been affected by an extraordinary, exceptional or non recurring item or by any other matter making the profits or losses for a period covered by any of those accounts unusually high or low.

2.4      Valuation of Stock

          In the Accounts and the 2001 Accounts:

     (a) stock was valued in the same way as in the two preceding financial years to such accounts and on the basis of the lower of cost and net realisable value; and

     (b) all redundant and obsolete stock was written off and full provision was made for all slow-moving and damaged stock.

2.5      Depreciation

          The rates of depreciation and amortisation used in the audited accounts of the Company for the three financial years of the Company ended on the Accounts Date (or, in the case of the 2001 Accounts, the 2001 Accounts Date) were sufficient to ensure that each fixed asset of the Company will be written down to nil by the end of its useful life.

2.6      Fixed Assets

          The value of all of the fixed assets of the Company as shown in the Accounts and the 2001 Accounts is at cost thereof less depreciation deducted from time to time in a consistent manner and there has been no revaluation of such fixed assets since their acquisition.

2.7      Off Balance Sheet Financing

          The Company is not engaged in any financing (including the incurring of any borrowing or any indebtedness in the nature of acceptances or acceptance credits) of a type which would not be required to be shown or reflected in the Accounts and the 2001 Accounts.

2.8      Accounting and other Records

(a) The books of account and all other records of the Company (including any which it may be obliged to produce under any contract now in force) are up-to-date, in its possession and are true and complete in accordance with the law and applicable standards, principles and practices generally accepted in the United Kingdom.

(b) All deeds and documents (properly stamped where stamping is necessary for enforcement thereof) belonging to the Company or which ought to be in the possession of the Company are in the possession of the Company.

2.9      Accounting Reference Date

          The accounting reference date of the Company under section 224 of the Companies Act 1985 is, and during the last six years has always been, 31 March.

2.10     Management Accounts

          The management accounts of the Company for the period from the Accounts Date to 31 July 2002 (a copy of which are annexed to the Disclosure Letter) have been prepared on a basis consistent with the Accounts and, to the best of the knowledge, information and belief of the Warrantor, give a true and fair view of the assets and liabilities (whether present or future, actual or contingent) of the Company as at such date and of the state of affairs, financial position and results of the Company for the period from the Accounts Date to such date and comply with the terms of Warranties 2.2 - 2.6 (inclusive) above.

3.       CHANGES SINCE THE ACCOUNTS DATE

3.1      General

          Since the Accounts Date:

     (a) the Company has carried on its business prudently and in the ordinary and usual course and so as to maintain the business as a going concern;

     (b) there has been no material adverse change in the financial or trading position or prospects of the Company; and

     (c) there has been no material reduction in the value of those fixed assets specified in the Accounts, to the extent still owned by the Company.

3.2      Specific

          Since the Accounts Date:

     (a)  the Company has not, other than in the ordinary course of trading:

          (i)  disposed of, or agreed to dispose of, an asset; or

          (ii) assumed, incurred or paid or agreed to assume or incur or pay a liability, obligation or expense (actual or contingent) or made any payment,

                  and in the case of a disposal or agreement to dispose of an asset for an amount which is lower than book value or an open market arm's length value, whichever is the higher;

     (b) the Company has not acquired or agreed to acquire an asset for an amount which is higher than open market arm's length value;

     (c) the Company has not made, or agreed to make, capital expenditure exceeding in total (pound)10,000 or incurred, or agreed to incur, a commitment or connected commitments involving capital expenditure exceeding in total (pound)10,000;

     (d)  no  Substantial   Supplier  or  Substantial  Customer  has  ceased  or
          substantially reduced its trade with the Company or has altered the terms of trade to the Company's disadvantage;

     (e) the Company has not declared, paid or made a dividend or other distribution (including a distribution within the meaning of the TA) except to the extent provided in the Accounts;

     (f) no resolution of the shareholders of the Company has been passed (except for those representing the ordinary business of an annual general meeting);

     (g) the Company has not repaid or redeemed share or loan capital, or made (whether or not subject to conditions) an agreement or arrangement or undertaken an obligation to do any of those things;

     (h) the Company has not repaid any sum in the nature of borrowings in advance of any due date or made any loan or incurred any indebtedness (including in each case inter group);

     (i) the Company has not incurred or paid any liability for any financial, legal, accountancy, surveyors, valuers or other professional advisers fees; and

     (j) the Company has not paid nor is under an obligation to pay any service, management or similar charges or any interest or amount in the nature of interest to any other person or incurred any liability to make such a payment or made any payment to any of the Sellers or any of their connected persons whatsoever.

4.       ASSETS

4.1      Title and Condition

(a) There are no Encumbrances, nor has the Company agreed to create any Encumbrances, over any part of its undertaking or assets and each asset used by the Company (tangible or intangible) is:

(i)      legally and beneficially owned by the Company; and

(ii)     where capable of possession, in the possession of the Company.

(b) The Company owns each asset (tangible or intangible) necessary for the operation of its business as currently conducted and without limitation no rights (other than rights as shareholders in the Company) relating to the business of the Company are owned or otherwise enjoyed by or on behalf of any of the Sellers of any of their connected persons.

(c) All plant, machinery, vehicles and equipment owned or used by the Company are in good condition and working order and have been regularly and properly maintained. None is dangerous or in need of renewal or replacement.

4.2      Hire Purchase and Leased Assets

          Copies of any bill of sale or any hiring or leasing agreement, hire purchase agreement, credit or conditional sale agreement, agreement for payment on deferred terms or any other similar agreement to which the Company is a party are annexed to the Disclosure Letter.

4.3      Stock of components

     (a) The Company's stock of components is of satisfactory quality for the purpose for which they are used.

     (b) So far as the Warrantor is aware, the Company has not supplied, or agreed to supply, goods which have been, or will be, defective or which fail, or will fail, to comply with their terms of sale.

     (c) The Company's level of stock of components is reasonable having regard to current and anticipated demand.

     (d) The Company has not acquired nor agreed to acquire any material part of its stock of components on terms that the property therein does not pass until full payment is made.

4.4      Debts

          Except to the extent to which specific provision or reserve has been made in the Accounts, all indebtedness owed to the Company and whether included in the Accounts or arising since the Accounts Date will be duly paid in the ordinary course of business and none of such debts has been factored, sold or agreed to be sold by the Company.

5.       INTELLECTUAL PROPERTY

     (a) Save for Intellectual Property licensed to the Company, the Company is the sole and absolute legal and beneficial owner of all Company Intellectual Property .

     (b) All Intellectual Property created by any individual or any other party on the Company's behalf, as an employee, a consultant, a sub-contractor or otherwise has been assigned by such parties to the Company and forms part of the Company Intellectual Property. No further steps are necessary in order to vest each Intellectual Property in the Company.

     (c) The interest of the Company in the Company Intellectual Property is free from Encumbrances and in the case of confidential information, any disclosure obligation and are subsisting, valid, exercisable and enforceable.

5.2      Renewals/maintenance

     (a) Neither the Company nor the Sellers are the registered proprietors of any registered Company Intellectual Property.

     (b)  All  steps  have  been  taken   diligently  for  the  maintenance  and
          protection of unregistered Company Intellectual Property.

     (c) All taxes and other payments have been made in respect of Company Intellectual Property and all governmental approvals have wherever necessary for the exercise of the Company Intellectual Property been obtained.

5.3      Sufficiency

(a) The Company Intellectual Property is all the Intellectual Property necessary for the operation of the business of the Company as now conducted and it will not be adversely affected by the transaction contemplated by this agreement. Neither of the Sellers owns any Intellectual Property used by the Company or necessary for the operation of the business of the Company as it was conducted at Completion.

5.4      Licences

(a) Completion will not affect the rights of the Company under any such licences. Save as disclosed neither the Company nor either of the Sellers is obliged to enter into any such agreement relating to Company Intellectual Property. There has been or is no breach nor is there any fact or matter which would or may create a breach of such agreement, consent, undertaking or licence.

(b) The terms of any order given or measure imposed by a court or other body of competent jurisdiction relating to the Company Intellectual Property against or in favour of the Company or the Sellers or their connected persons are set out in the Disclosure Letter and there is no breach of any such orders.

5.5      Infringement

(a) The use by the Company of the Company Intellectual Property and the Business Intellectual Property does not and is not likely to infringe and the processes or methods employed, services provided, the business conducted and the products used, manufactured and dealt in or supplied by the Company, do not nor did they at the time used, manufactured, dealt in or supplied, infringe the Intellectual Property of any other person.

(b) No proceedings claims or complaints have been brought or threatened by any third party or competent authority in relation to the Company Intellectual Property and/or Intellectual Property licensed to the Company including any concerning title, subsistence, validity or enforceability or grant of any right or interest in such Intellectual Property.

(c) So far as the Warrantor is aware no third party is infringing or misusing or threatening to infringe or misuse the Company Intellectual Property and/or Intellectual Property licensed to the Company.

(d) The Company is not subject to any injunction, undertaking or court order or order of any other authority of competent jurisdiction not to use or restricting the use any Company Intellectual Property.

5.6      Use of name

          The Company does not carry on and has not in the last two years carried on any business under any name other than its corporate name.

5.7      Confidential Agreements

          Save as disclosed, the Company has not and none of the Sellers nor any of their connected persons have entered into any confidentiality or other agreement or is subject to any duty which restricts the free use or disclosure of any information used in the business of the Company and there is no breach of any such agreement or duty.

5.8      Documents

          All documents material to the title to the Company Intellectual Property form part of the records or materials in the possession and ownership of the Company.

6.       EFFECT OF SALE

6.1 So far as the Warrantor is aware, neither the execution nor performance of this agreement or any document to be executed at or before Completion will:

(a) result in the Company losing the benefit of a Permit or an asset, licence, grant, subsidy, right or privilege which it enjoys at the date of this agreement in any jurisdiction; or

(b) conflict with, or result in a breach of, or give rise to an event of default under, or require the consent of a person under, or enable a person to terminate, or relieve a person from an obligation under, an agreement, arrangement or obligation to which the Company is a party or a legal or administrative requirement in any jurisdiction; or

(c) result in any Substantial Customer being entitled (and if a Substantial Customer is so entitled, so far as the Warrantor is aware, it will not exercise any such entitlement) to cease dealing with the Company or substantially to reduce its existing level of business or to change the terms upon which it deals with the Company; or

(d) result in any Substantial Supplier being entitled (and if a Substantial Supplier is so entitled, so far as the Warrantor is aware, it will not exercise any such entitlement) to cease supplying the Company or substantially to reduce its supplies to or to change the terms upon which it supplies the Company;

(e)      result in any officer or senior employee leaving the Company; or

(f) make the Company liable to offer for sale, transfer or otherwise dispose of or purchase or otherwise acquire any assets, including shares held by it in other bodies corporate under their articles of association or any agreement or arrangement.

7.       CONSTITUTION

7.1      Intra Vires

          The Company has the power to carry on its business as now conducted and the business of the Company has at all times been carried on intra vires.

7.2      Memorandum and Articles

          The memorandum and articles of association of the Company in the form annexed to the Disclosure Letter are true and complete and have embodied therein or annexed thereto copies of all resolutions and agreements as are referred to in section 380 of the Companies Act 1985, and all amendments thereto (if any) were duly and properly made.

7.3      Register of Members

          The register of members of the Company has been properly kept and contains true and complete records of the members from time to time of the Company and the Company has not received any notice or allegation that any of them is incorrect or incomplete or should be rectified.

7.4      Powers of Attorney

          The Company has not executed any power of attorney or conferred on any person other than its directors, officers and employees any authority to enter into any transaction on behalf of or to bind the Company in any way and which power of attorney remains in force or was granted or conferred within three years of the Completion Date.

7.5      Statutory Books and Filings

     (a) The statutory books of the Company are up to date, in its possession and are true and complete in accordance with the law.

     (b) All resolutions, annual returns and other documents required to be delivered to the Registrar of Companies (or other relevant company registry or other corporate authority in any jurisdiction) have been properly prepared and filed and are true and complete and the common seal of the Company is in its possession.

8.       INSURANCE

8.1      Policies

          The Disclosure Letter contains a list of each current insurance and indemnity policy in respect of which the Company has an interest (together the "Policies"). Each of the Policies is valid and enforceable and is not void or voidable. There are no circumstances which might make any of the Policies void or voidable or enable any insurer to refuse payment of all or part of any claim under the Policies.

8.2      Insurance of Assets

          Each insurable asset of the Company has at all material times been and is at the date of this agreement insured to its full replacement value (with no provision for deduction or excess) against each risk normally insured against by a prudent person operating the types of business operated by the Company.

8.3      Other Insurance

          The Company has at all material times been and is at the date of this agreement adequately insured against accident, damage, injury, third party loss (including product liability), loss of profits and any other risk normally insured by a prudent person operating the types of business operated by the Company and has at all times effected all insurances required by law.

8.4      Claims

          No claim is outstanding under any of the Policies and no matter exists which might give rise to a claim under any of the Policies.

8.5      Premiums

          The Company has paid all premiums due in respect of all the Policies and has not done or omitted to do anything which might result in an increase in the premium payable under any of the Policies.

9.       CONTRACTUAL MATTERS

9.1      Validity of Agreements

(a) Neither the Company nor the Sellers have any knowledge of the invalidity of, or a ground for termination, avoidance or repudiation of, an agreement, arrangement or obligation to which the Company is a party. No party with whom the Company has entered into an agreement, arrangement or obligation has given notice of its intention to terminate, or has sought to repudiate or disclaim, the agreement, arrangement or obligation.

(b) No party with whom the Company has entered into an agreement or arrangement is in material breach of the agreement or arrangement. No matter exists which might give rise to such breach.

(c) The Company is not in breach of any agreement or arrangement and, so far as the Warrantor is aware, no matter exists which might give rise to such breach.

9.2      Standard Terms and Conditions

          A copy of the standard terms and conditions of business of the Company are annexed to the Disclosure Letter and the Company has not entered into an agreement or arrangement with a customer or supplier different from these.

9.3      Supply Contracts

          Full and accurate details of all agreements or arrangements for the supply of stock, raw materials, products or goods to or by the Company which involve or are likely to involve the supply of goods the aggregate sale value of which will represent in excess of five per cent. of the turnover for the financial year of the Company ended on the Accounts Date are contained in the Disclosure Letter and copies annexed to it.

9.4      Material Agreements

          (a) The Company is not a party to and is not liable under any contract, transaction, arrangement or liability which involves, or is likely to involve obligations or liabilities which, by reason of their nature or magnitude, ought reasonably to be made known to an intending buyer of the Shares including any which:

               (i) is of an unusual or abnormal nature, or outside the ordinary and proper course of business;

               (ii) is of a  long-term  nature  (that is,  unlikely to have been fully performed, in accordance with its terms, more than six months after the date on which it was entered into or undertaken);

               (iii)is incapable of  termination  in accordance  with its terms, by the Company, on 60 days' notice or less;

               (iv) cannot  readily be  fulfilled or performed by the Company on time without undue or unusual expenditure of money, effort or personnel;

               (v) involves payment by the Company by reference to fluctuations in the index of retail prices, or any other index or in the rate of exchange for any currency;

               (vi) involves  an  aggregate  outstanding  expenditure  or  other liability by the Company of more than(pound)10,000; or

               (vii)restricts  its freedom to engage in any activity or business or confines its activity or business to a particular place;

     (b)  The Company is not a party to and is not liable under:

               (i) an agreement, arrangement or obligation by which the Company is a member of a joint venture, consortium, partnership or association (other than a bona fide trade association); or

               (ii) a   distributorship,   agency,   marketing,   licensing   or
                    management agreement or arrangement.

9.5      Contracts with Connected Persons

          There is, and during the three years ending on the date of this agreement there has been, no agreement or arrangement (legally enforceable or not) to which the Company or any employee of the Company is or was a party and in which any of the Sellers or a person connected with any of them is or was interested in any way. The Company does not owe any obligation or sum to nor does it and neither will it nor any of its employees immediately after Completion have any contractual or other arrangements of any sort with the Sellers or any of their connected persons and since the Accounts Date no payment or benefit has been made or given or received or agreed to be made given or received (including in particular interest) between or for the benefit of any of the Sellers or any of the Sellers' connected persons on the one hand and the Company or any employee of the Company on the other hand.

9.6      Conditions and Warranties in respect of Goods or Services

          Except for a condition or warranty implied by law or contained in its standard terms of business or otherwise given in the usual course of trading, the Company has not given a condition or warranty, or made a representation, in respect of goods or services supplied or agreed to be supplied by it, or accepted an obligation that could give rise to a liability after the goods or services have been supplied by it.

9.7      Backlog contracts

               (a) The List of Contracts is a full and complete list of all the current unfulfilled contracts with customers of the Company in existence at the date of the management accounts referred to in Warranty 2.10 which were, at that date, wholly or partly uninvoiced.

               (b) The terms of the contracts included in the List of Contracts have been fully and fairly disclosed to the Buyer on -------- September 2002.

               (c) The figures shown in List of Contracts are true, accurate and not misleading.

               (d) Each contract included in the List of Contracts will be profitable. The two contracts known to the parties as the "Mercury" and the "Wodin" contracts shall be aggregated for the purposes of determining profitability in accordance with this warranty 9.7(d). For the avoidance of doubt, such aggregation shall only apply in the case of these two named contracts.

               (e) Each contract included in the List of Contracts requires a Permit. Other than the Permits relating to projects Zeus and Vulcan, the Company has obtained and complied with the terms and conditions of such Permits.

9.8      EDO Corporation "(EDO")

          In respect of all products produced by the Company sold by or through EDO in the USA (whether under the EWST name, the EDO name or otherwise and whether as principal or as the Company's agent), no misrepresentation as to their origin has been made.

9.9      EWST Australia Pty Limited

(a) EWST Australia Pty Limited has no other business other than performing those services set out in the Disclosure Letter.

(b) The only transactions that EWST Australia Pty Limited have entered into in the last two financial years are set out in the Disclosure Letter.

10.      INFORMATION TECHNOLOGY AND DATA PROTECTION

10.1     Future Adequacy of Systems

          The Systems used in connection with the business of the Company are adequate for the immediate needs of that business, including without limitation as to system capacity and ability to process current peak volumes and anticipated volumes in a timely manner.

10.2     No Systems failures

          In the 12 months prior to the date hereof the Company has not suffered and so far as the Warrantor is aware no other person has suffered any failures or bugs in or breakdowns of Systems used in connection with the business of the Company which have caused any substantial disruption or interruption in or to its use and the Warrantor is not aware of any fact or matter which may substantially disrupt or interrupt or affect the use of such equipment following the acquisition by the Buyer of the Shares pursuant to this agreement on the same basis as it is presently used.

10.3     Data Compliance

          All Systems used in the business of the Company are and have been Date Compliant and will not cease to be so. In this clause, "Date Compliant" means the ability to process eight digit date and four digit year data and to otherwise function in all respects without being adversely affected by any date or change of date, including any date in any century or leap year, in each case without workarounds.

10.4     Copyright in Technical Manuals

          None of the software or technical manuals used by the Company has been copied wholly or substantially by the Company from any material in which the Company does not own copyright.

10.5     Ownership of Systems

          All Systems, excluding software, used in the business of the Company are owned and operated by and are under the control of the Company and are not wholly or partly dependent on any facilities which are not under the ownership, operation or control of the Company. No action will be necessary to enable such systems to continue to be used in the business of the Company to the same extent and in the same manner as they have been used prior to the date hereof.

10.6     Litigation in respect of Software

          The Company is validly licensed to use the software used in its business and no action will be necessary to enable it to continue to use such software to the same extent and in the same manner as they have been used prior to the date hereof.

10.7     Internet Presence

          Other than the Company's web site, www.ewst.co.uk, the Company does not have any public, private or reserved presence on the world wide web, multi-party extranet, virtual private network or similar internet-based, linked system ("Internet Presence"). The Company's domain name(s), if any, are currently registered, are transferable to the Buyer and are in good standing. The Company's Internet Presence, if any, is wholly passive and informational in nature and involves no interactivity between third parties and the Company including purchases, sales, leases or other commercial transactions conducted in any degree by or through the Internet Presence.

10.8     Data Protection Act

          The Company complies in full with, and has in place all necessary registrations and procedures to comply with the Data Protection Act 1984 and the Data Protection Act 1998, as applicable.

11.      LIABILITIES

11.1     Borrowings

          The total amount borrowed by the Company from its bankers does not exceed the limits of the applicable facilities and the total amount borrowed by the Company from whatsoever source does not exceed any limitation on its borrowing contained in its articles of association, or in any debenture or loan stock deed or other instrument.

11.2     Continuance of Facilities

          Full and accurate details of all overdrafts, loans or other financial facilities outstanding or available to the Company are set out in the Disclosure Letter and whether or not of a type which would be required to be shown in or reflected in the Accounts (including any indebtedness for moneys borrowed or raised under any acceptance credit, bond, note, bill of exchange or commercial paper, finance lease, hire purchase agreement, trade bills (other than those on terms normally obtained) forward sale or purchase agreement or conditional sale agreement or other transaction having the commercial effect of a borrowing) and copies of all documents relating to such matters are annexed to the Disclosure Letter. None of the Sellers' nor any of their connected persons has done anything whereby the continuance of any such facilities in full force and effect might be affected or prejudiced.

11.3     Bank Accounts

          A statement being in the agreed terms of all the bank accounts of the Company and of the credit or debit balances on such accounts as at a date not more than seven days before the date of this agreement has been supplied to the Buyer. The Company does not have any other bank or deposit accounts (whether in credit or overdrawn) not included in such statement. Since such statement there have been no payments out of any such accounts except for routine payments and the balances on current account are not now substantially different from the balances shown on such statements.

11.4     Working Capital

          Having regard to existing bank and other facilities, the Company has sufficient working capital for the purposes of continuing to carry on its business in its present form and at its present level of turnover for a period of 12 months from Completion and for the purposes of executing, carrying out and fulfilling in accordance with their terms all orders, projects and contractual obligations which have been placed with, or undertaken by, the Company.

11.5     Guarantees and Indemnities

(a) The Company is not a party to and is not liable (including contingently) under a guarantee, indemnity or other agreement to secure or incur a financial or other obligation with respect to another person's obligation.

(b) No part of the loan capital, borrowing or indebtedness in the nature of borrowing of the Company is dependent on the guarantee or indemnity of, or security provided by, another person.

11.6     Events of Default

          No event has occurred or is subsisting or been alleged or so far as the Warrantor is aware is likely to arise which:

(a) constitutes an event of default, or otherwise gives rise to an obligation to repay, or to give security under an agreement relating to borrowing or indebtedness in the nature of borrowing (or will do so with the giving of notice or lapse of time or both);

(b) will lead to an Encumbrance constituted or created in connection with borrowing or indebtedness in the nature of borrowing, a guarantee, an indemnity or other obligation of the Company becoming enforceable (or will do so with the giving of notice or lapse of time or both); or

(c) with the giving of notice and/or lapse of time constitute or result in a default or the acceleration of any obligation under any agreement or arrangement to which the Company is a party or by which it or any of its property, revenues or assets is bound.

11.7     Grants

          The Company is not liable to repay an investment or other grant or subsidy made to it by any person (including the Department of Trade and Industry or its predecessor). No matter (including the execution and performance of this agreement) exists which might entitle a body to require repayment of, or refuse an application by the Company for, the whole or part of a grant or subsidy.

12.      PERMITS

12.1     Compliance with Permits

               (a) Other than the Permits referred to in paragraph 9.7(e), the Company does not have any Permits.

               (b) So far as the Warrantor is aware, other than the Permits referred to in paragraph 9.7(e), the Company does not need or require any Permit to operate the business that the Company is currently operating.

12.2     Status of Permits

          There are no pending or threatened proceedings which might in any way affect the Permits and the Warrantor is not aware of any other reason why any of them should be suspended, threatened or revoked or be invalid.

13.      INSOLVENCY

13.1     Winding up

          No order has been made, petition presented or resolution passed for the winding up or for the appointment of a provisional liquidator to the Company or any of the Sellers.

13.2     Administration

          No administration order has been made and no petition for an administration order has been presented in respect of the Company or any of the Sellers.

13.3     Receivership

          No receiver, receiver and manager or administrative receiver has been appointed of the whole or part of the Company's or the whole or part of any of the Seller's business or assets.

13.4     Compromises with Creditors

(a) No voluntary arrangement under section 1 of the Insolvency Act 1986 has been proposed or approved in respect of the Company or any of the Sellers.

(b) No compromise or arrangement under section 425 of the Companies Act 1985 has been proposed, agreed to or sanctioned in respect of the Company or any of the Sellers.

(c) Neither the Company nor any of their Sellers have entered into any compromise or arrangement with any of the respective creditors or any class of their respective creditors generally.

13.5     Insolvency

          Neither the Company nor any of the Sellers are unable to pay their respective debts within the meaning of section 123 of the Insolvency Act 1986 (but for this purpose ignoring the reference to "if it is proved to the satisfaction of the court that" in section 123(1)(e) and 123(2)).

13.6     Payment of Debts

          Neither the Company nor any of the Seller's have stopped paying their debts as they fall due.

13.7     Distress etc.

          No distress, execution or other process has been levied on an asset of the Company or any of the Sellers.

13.8     Unsatisfied Judgments

          There is no unsatisfied judgment or court order outstanding against the Company or any of the Sellers.

13.9     Striking Out

          No action is being taken by the Registrar of Companies to strike the Company nor any of the Sellers off the register under section 652 of the Companies Act 1985.

13.10    Bankruptcy

          None of the Sellers has been made bankrupt or a petition presented to make any of the Sellers bankrupt.

14.      LITIGATION AND COMPLIANCE WITH LAW

14.1     Litigation

(a) Neither the Company nor a person for whose acts or defaults the Company may be vicariously liable is involved, or has during the five years ending on the date of this agreement been involved, in a civil, criminal, arbitration, administrative or other proceeding in any jurisdiction. No civil, criminal, arbitration, administrative or other proceeding in any jurisdiction is pending or threatened by or against the Company or a person for whose acts or defaults the Company may be vicariously liable.

(b) So far as the Warrantor is aware, no matter exists which might give rise to a civil, criminal, arbitration, administrative or other proceeding in any jurisdiction involving the Company or a person for whose acts or defaults the Company may be vicariously liable.

(c) There is no outstanding judgment, order, decree, arbitral award or decision of a court, tribunal, arbitrator or governmental agency in any jurisdiction against the Company or a person for whose acts or defaults the Company may be vicariously liable.

14.2     Compliance with Law

          The Company has conducted its business and dealt with its assets in all material respects in accordance with all applicable legal and administrative requirements in any jurisdiction.

14.3     Investigations

          The Company is not and has not been subject to any investigation, enquiry or disciplinary proceeding (whether judicial, quasi-judicial or otherwise) in any jurisdiction and none is pending or threatened, and neither has it received any request for information from, any court or governmental authority (including any national competition authority and the Commission of the European Communities and the EFTA Surveillance Authority) under any anti-trust or similar legislation in any jurisdiction. So far as the Warrantor is aware no matter exists which might give rise to such an investigation, enquiry, proceeding or request for information.

14.4     Competition Law

(a) The Company is not nor has been a party to or concerned in any agreement or arrangement, or conducted itself (whether by omission or otherwise) in a manner, which:

(i) constitutes a breach of any relevant undertaking, order, assurance or other measure made under the Fair Trading Act 1973, the Restrictive Trade Practices Acts 1976 and 1977, the Resale Prices Act 1976, the Trade Descriptions Acts 1968 and 1972, the Competition Act 1980 or the Competition Act 1998;

(ii) so far as the Warrantor is aware, infringes the Chapter I prohibition and/or the Chapter II prohibition of the Competition Act 1998 or Articles 81 and/or 82 of the Treaty of Rome or their equivalent provisions under the European Economic Area Agreement or any other anti-trust or similar legislation in any jurisdiction; or

(iii) so far as the Warrantor is aware, is registrable, unenforceable or void (whether in whole or in part) or renders it liable to civil, criminal or administrative proceedings by virtue of any anti-trust, anti-monopoly, anti-cartel, consumer law or any other similar legislation in any jurisdiction including (in relation to the UK) any legislation now repealed by the Competition Act 1998.

(b) The Company is aware of the provisions of, and is taking all reasonably necessary steps to comply with, the Competition Act 1998.

(c) The Company has not given an undertaking or written assurance (whether legally binding or not) to any court or governmental authority (including any national competition authority (including the UK Office of Fair Trading) and the European Commission and the EFTA Surveillance Authority) under any anti-trust or similar legislation in any jurisdiction.

(d) The Company is not subject to any order, regulation or decision made by any court or governmental authority (including any national competition authority (including the UK Office of Fair Trading) and the European Commission and the EFTA Surveillance Authority) under any anti-trust or similar legislation in any jurisdiction.

(e) The Company is not and has not been a party to or concerned in any agreement, arrangement or concerted practice in respect of which an application for negative clearance and/or an exemption has been made to the UK Office of Fair Trading, the European Commission or the EFTA Surveillance Authority.

(f) The Company has not received a written communication or request for information in relation to any aspect of its business from or by the Director General of Fair Trading (or any officer of the Office of Fair Trading), the Competition Commission (or, formerly, the Monopolies and Mergers Commission), the Secretary of State for Trade and Industry, the European Commission or the EFTA Surveillance Authority or from any other authority under any anti-trust or similar legislation in any other jurisdiction and no such communication or request is currently expected.

(g) The Company is not in a dominant position in a market in the UK (or any part of it), in the European Community or the European Economic Area, or a substantial part of a market in the European Community or European Economic Area, for the purposes of Chapter II of the Competition Act 1998, Article 82 of the Treaty of Rome and Article 54 of the European Economic Area Agreement.

(h) The Company has never received, nor is expecting to receive any aid (in whatever form) from a Member State of the European Community or from State resources such as could be regarded as State aid for the purposes of Articles 87 to 89 of the Treaty of Rome.

14.5     Unlawful Payments

          Neither the Company nor a person for whose acts or defaults the Company may be vicariously liable has:

     (a) induced a person to enter into an agreement or arrangement with the Company by means of an unlawful or immoral payment, contribution, gift or other inducement;

     (b) offered or made an unlawful or immoral payment, contribution, gift or other inducement to a government official or employee; or

     (c) directly or indirectly made an unlawful contribution to a political activity.

          All references to the Company in this paragraph 14 should be deemed to include the Company's officers, agents and employees.

15.      BROKERAGE OR COMMISSIONS

          No person is entitled to receive from the Company or any Seller or any connected person of the Sellers a finder's fee, brokerage or commission or other benefit in connection with this agreement or anything in it and, in particular, the Company is not liable to pay or give to any of its directors, officers, employees, agents and advisers any sum or benefit whatsoever in connection with the sale of the Shares and no such person has any interest in such sale.

16.      DIRECTORS, WORKERS AND EMPLOYEES

16.1     Workers

          The List of Workers shows a complete true and up to date list of all the Workers.

16.2     Particulars of Workers

          The particulars of all Workers provided in List of Workers show the names, job title, date of commencement of employment and date of birth of every Worker of the Company.

16.3     Remuneration and Benefits

          The particulars of all Workers provided in List of Workers together with the information set out in the Disclosure Letter show all remuneration and other benefits:

(a)      actually provided; or

(b)      which the Company is bound to provide (whether now or in the future)

          to each Worker and are true and complete and include particulars of and details of participation in all profit sharing, incentive, bonus, commission, share option, medical, permanent health insurance, directors' and officers' insurance, travel, car, redundancy and other benefit schemes, arrangements and understandings (the "Schemes") operated for all or any Workers or former Workers of the Company or their dependants whether legally binding on the Company or not.

16.4     Terms and Conditions

(a) The Disclosure Letter contains copies of all the terms and conditions, staff handbooks and policies which apply to the Workers.

(b) There are no terms and conditions in any contract with any Worker pursuant to which such person will be entitled to receive any payment or benefit or such person's rights will change as a direct consequence of the transaction contemplated by this agreement.

(c) There are no service agreements or contracts of employment between the Company and any of its Workers containing any provision in addition to the matters required to be contained therein under section 1 of the ERA.

(d) All employees of the Company have received a written statement of particulars of their employment as required by section 1 of the ERA.

16.5     Operation of the Schemes

(a) The Schemes have at all times been operated in accordance with their governing rules or terms and all applicable laws and all documents which are required to be filed with any regulatory authority have been so filed and all tax clearances and approvals necessary to obtain favourable tax treatment for the Company and/or the participants in the Schemes have been obtained and not withdrawn and no act or omission has occurred which has or could prejudice any such tax clearance and/or approval.

(b) No past or present Worker or any dependant thereof or any other participant in any Scheme has made any claim against the Company in respect of any Scheme and no event has occurred which could or might give rise to any such claim.

16.6     Notice Periods

          The terms of employment or engagement of all Workers, agents and professional advisers of the Company are such that their employment or engagement may be terminated by not more than three months' notice given at any time without liability for any payment including by way of compensation or damages (except for unfair dismissal or a statutory redundancy payment).

16.7     Changes since the Accounts Date

          Since the Accounts Date the Company has not made, announced or proposed any changes to the emoluments or benefits of or any bonus to any Worker and the Company is under no express or implied obligation to make any such changes with or without retrospective operation.

16.8     Loans

          There are no amounts owing or agreed to be loaned or advanced by the Company to any Worker (other than amounts representing remuneration accrued due for the current pay period, accrued holiday pay for the current holiday year or for reimbursement of expenses).

16.9  Notice  of  Termination,   Leave  of  Absence,  Disciplinary  Warning  and
Outstanding Offers

     (a) No Worker has given or received notice to terminate his employment or engagement.

     (b) There are no Workers who are on secondment, maternity leave or absent on grounds of disability or other leave of absence (other than normal holidays or absence of no more than one week due to illness).

     (c) No Worker is subject to a current disciplinary warning or other procedure.

     (d) There are no outstanding offers of employment or engagement by the Company and no person has accepted such an offer but not yet taken up the position accepted.

16.10    Payment up to Completion

          All salaries, fees and wages and other benefits of all Workers have, to the extent due, been paid or discharged in full together with all related payments to third party benefit providers and the relevant authorities.

16.11    Industrial Relations

     (a) No Workers are members of a trade union, staff association or any other body representing workers and no such union, association or body is recognised by the Company for the purposes of collective bargaining.

     (b) The Disclosure Letter contains copies of and full details of all rights and liabilities relating or pursuant to any collective agreements (whether with a trade union, staff association or any other body representing Workers and whether legally binding or not) concerning the Company.

     (c) Within the three years preceding the date hereof the Company has not been engaged or involved in any trade dispute (as defined in section 218 of the TULR(C)A) with any Worker, trade union, staff association or any other body representing workers and no event has occurred which could or might give rise to any such dispute and no industrial action involving Workers, official or unofficial, is now occurring or threatened nor has any industrial relations or employment matter been referred either by the Company or its Workers or by any trade union staff association or any other body representing Workers to ACAS for advice, conciliation or arbitration.

16.12    Claims by Workers

          So far as the Warrantor is aware, no past or present Worker or any workers of a predecessor in business has any claim or right of action against the Company including any claim:

     (a) in respect of any accident or injury which is not fully covered by insurance; or

     (b)  for breach of any contract of services or for services; or

     (c) for loss of office or arising out of or connected with the termination of his office or employment and no event or inaction has occurred which could or might give rise to any such claim.

16.13    Enquiries and Discrimination

(a) There are no enquiries or investigations existing, pending or threatened affecting the Company in relation to any Workers by the Equal Opportunities Commission, the Commission for Racial Equality, the Disability Rights Commission or the Health and Safety Executive or any other bodies with similar functions or powers in relation to workers.

(b) There are no terms or conditions under which any Worker is employed or engaged, nor has anything occurred or not occurred prior to Completion that may give rise to any claim for sex discrimination, race discrimination, disability discrimination or equal pay either under domestic United Kingdom or European Law whether by such Worker or a prospective Worker or otherwise.

16.14    Redundancy

          Full and accurate details are disclosed in the Disclosure Letter of any redundancy payment (whether pursuant to a redundancy scheme or formula or policy or otherwise whether contractual or discretionary) the Company has made in excess of the statutory redundancy entitlement to any Worker or former Worker in the last 5 years, and there is no provision in any occupational pension scheme in which Workers participate which provides enhanced benefits on redundancy.

16.15    Health and Safety

          Full details of all health and safety policies and procedures, health and safety committees, health and safety representatives, and any complaints, recommendations, investigations or claims relating to health and safety issues made or carried out in the last 5 years and affecting the Company and its Workers have been disclosed in the Disclosure Letter.

16.16    Compliance with Laws

          There are no training schemes, arrangements or proposals, whether past or present, in respect of which a levy may henceforth become payable by the Company under the Industrial Training Act 1982 and pending Completion no such schemes, arrangements or proposals will be established or undertaken.

16.17    Transfer Regulations

          The Company has not within the three years preceding the date hereof entered into any agreement which involved or may involve the Company (and no event has occurred which may involve the Company in the future) acquiring or disposing of any undertaking or part of one such that the Transfer Regulations applied or may apply thereto.

16.18    Duty to Inform and Consult

          The Sellers and the Company have complied with their obligations to inform and consult with trade unions and other representatives of workers and to send notices to the Secretary of State pursuant to sections 188 to 194 of the TULR(C)A and regulations 10 and 11 of the Transfer Regulations.

16.19    Records

          The Company has maintained adequate and suitable records regarding the service of its Workers and, in particular, has maintained all records required under the Working Time Regulations 1998. All such records comply with the requirements of the Data Protection Act 1998.

16.20    Business is Conducted by Workers

          The Company has not entered into any agreement or arrangement for the management or operation of its business or any part thereof other than with its Workers.

17.      PROPERTY

17.1     All Property

          The Property comprises all the freehold and leasehold land owned, used or occupied by and all the rights vested in the Company and all agreements whereby the Company has any financial entitlement relating to any land at the date hereof.

17.2     No Other Liabilities

          The Company has no actual or contingent obligations or liabilities (in any capacity including as principal contracting party or guarantor) in relation to any lease, licence or other interest in, or agreement relating to, land apart from the Property.

17.3     Title Deeds and Documents

          The Company has under its control all title deeds and documents necessary to prove its title to the Property and the same are original documents or properly examined abstracts.

17.4     No Overriding Interests

          The Property is not to the best of the Warrantor's knowledge and belief subject to any overriding interests within the meaning of section 70 of the Land Registration Act 1925.

17.5     No Default

          The Company has duly performed, observed and complied with all of the terms of any lease, underlease or tenancy agreement under which any part of the Property is held and (in the case of leasehold property) all rents and service charges have been paid to date and no notice of any alleged breach of any of the terms of any such lease or tenancy agreement as aforesaid has been served on the Company.

17.6     Leasehold Property

          The Property which is leasehold is held under the lease brief details of which are set out in schedule 6 and no licences or collateral arrangements or concessions have been entered into or granted each such lease being a head lease

17.7     Occupational Interests

          All such leases, tenancies, licences and agreements to which the Property are subject are correctly summarised in the particulars thereof set out in schedule 6 and subject thereto the Company is in exclusive occupation of each and every part of the Property.

17.8     Due Compliance by Occupational Tenants

          Each lessee, tenant, licensee or occupier of any such lease, underlease, tenancy, licence or agreement has in all material respects observed and performed all covenants, obligations, conditions and restrictions therein and no breach has been waived or acquiesced in and all rent has been paid promptly and has not been commuted, waived or paid in advance nor have any collateral assurances, undertakings or concessions been made or entered into in connection therewith.

17.9     Use

          The existing use of the Property is only that specified in schedule 6.

17.10    No Compulsory Acquisition or Enforcement Proceedings

          To the best of the Warrantor's knowledge and belief but on the basis that the Warrantor has made no enquiries relating thereto there are no outstanding enforcement or other notices or proceedings issued in respect of the Property and there is no resolution or proposal for compulsory acquisition by the local or any other authority nor any outstanding order, notice or other requirement of any such authority that affects such existing use as aforesaid or involves expenditure in complying with it nor any other circumstances known which may result in any such order or notice being made or served or which may otherwise affect the Property.

17.11    Replies to Enquiries

          All disclosures and replies to enquiries and requisitions relating to the Property made or given by or on behalf of the Sellers or the Company to the Buyer or its solicitors are now and will at Completion be complete and correct in all material respects.

17.12    No Litigation

          The Company is not engaged in any litigation or arbitration proceedings in connection with any of the Property.

17.13    No Disputes

          The Property is not affected by any outstanding disputes, notices or complaints which affect the use of the Property for the purposes for which it is now used or proposed to be used.

18.      TAXATION
                                   COMPLIANCE

18.1     Returns

          The Company has made all returns and supplied all information and given all notices to the Inland Revenue or other Taxation Authority as reasonably requested or required by law within any requisite period and all such returns and information and notices are correct and accurate in all respects and are not the subject of any dispute and there are no facts or circumstances likely to give rise to or be the subject of any such dispute.

18.2     Disclosures

          All statements and disclosures made to any Taxation Authority in connection with any provision of the Taxation Statutes whatsoever were when made and remain complete and accurate in all material respects.

18.3     Clearances

          No action has been taken by the Company in respect of which any consent or clearance from the Inland Revenue or other Taxation Authority was required save in circumstances where such consent or clearance was validly obtained, and where any conditions attaching thereto were and will, immediately following completion, continue to be met.

18.4     Payment of Tax

          The Company has duly and punctually paid all Tax to the extent that the same ought to have been paid and is not liable nor has it within three years prior to the date hereof been liable to pay any penalty or interest in connection therewith.

18.5     Instalment Payments

          The Company is not required, under the Corporation Tax (Instalment Payments) Regulations 1998 (SI 1998/3175), to pay corporation tax by instalments.

18.6     Withholdings

          The Company has duly and punctually complied with its obligations to deduct, withhold or retain amounts of or on account of Tax from any payments made by it and to account for such amounts to the relevant Taxation Authority and has complied with all its reporting obligations to the relevant Taxation Authority in connection with any such payments made.

18.7     Pay As You Earn

          The Company has properly operated the PAYE system deducting Tax as required by law from all payments to or treated as made to or benefits provided for employees, ex-employees or independent contractors of the Company (including any such payments within section 134 of the TA) and duly accounted to the Inland Revenue for Tax so deducted and has complied with all its reporting obligations to the Inland Revenue in connection with any such payments made or benefits provided, and no PAYE audit in respect of the Company has been made by the Inland Revenue nor has the Company been notified that any such audit will be made.

18.8     Give As You Earn

          Details of any payroll deduction scheme pursuant to section 202 of the TA operated by the Company are set out in the Disclosure Letter and any such scheme has been operated in accordance with that section and regulations made thereunder.

                 TAX IN THE ACCOUNTS AND SINCE THE ACCOUNTS DATE

18.9     General

          The Accounts make full provision or reserve in respect of any period ended on or before the Accounts Date for all Tax assessed or liable to be assessed on the Company or for which it is accountable at the Accounts Date whether or not the Company has or may have any right of reimbursement against any other person including in particular (but without prejudice to the generality of the foregoing) Tax in respect of property (of whatever nature) income, profits or gains held, earned, accrued or received by or to any person on or before the Accounts Date or by reference to any event occurring, act done or circumstances existing on or before that date including distributions made down to such date or provided for in the Accounts and proper provision has been made and shown in the Accounts for deferred taxation in accordance with generally accepted accounting principles.

18.10    Post-Accounts Date Events

          Since the Accounts Date:

     (a) the Company has not been involved in any transaction which has given, may give or would, but for the availability of any relief, give rise to any Tax other than in respect of actual income earned by the Company in the course of its trade;

     (b) the Company has not made any payment of a revenue nature (or incurred any liability to make any such payment) which could be disallowed as a deduction in computing the taxable profits of the Company or as a charge on the Company's income including (but without prejudice to the generality of the foregoing) any payment which could be disallowed under section 74 (general rules as to deductions not allowable), 125 (annual payments for non-taxable consideration), 338-340 (allowance of charges on income), 779-785 (leased assets) or 787 (restriction of relief for payments of interest) of the TA;

     (c) the Company has not been involved in any transaction other than on arm's length terms;

     (d)  the Company has not paid any Tax after its due date for payment;

     (e) the Company has not declared or paid any dividend or made any other distribution or deemed distribution for Tax purposes;

     (f) no accounting period (as defined in section 12 of the TA) of the Company has ended as referred to in section 12(3) of the TA;

     (g) no disposal has taken place or other event occurred such that the Company would be required to bring a disposal value into account for the purposes of the CAA or such that a chargeable gain could or would accrue to the Company;

     (h) the Company has not ceased to be a member of a group (as defined in section 170 of the TCGA).

                                 CORPORATION TAX

18.11    Changes in Trade etc.

(a) Within the period of three years ending with the date hereof there has been no major change in the nature or conduct of any trade or business carried on by the Company within the meaning of section 245 or 768 of the TA;

(b) Within the period of three years ending with the date hereof there has been no cessation or discontinuance of any trade or business carried on by the Company nor has the scale of activities in any trade or business carried on by the Company within three years hereof become small or negligible.

(c) Prior to the execution of this agreement no change of ownership of the Company has taken place such that either or both of sections 245 or 768 of the TA has or may be applied to deny relief in respect of a loss or losses of the Company or any set off of advance corporation tax.

18.12    Trading Assets

          In the event that any asset shown in the Accounts as a fixed asset is disposed of immediately following completion the proceeds derived from such asset will not be treated as a trading receipt for Tax purposes.

18.13    Sales at Undervalue/Overvalue

          All transactions entered into by the Company have been entered into on an arm's length basis and the consideration (if any) charged or received or paid by the Company on all transactions entered into by it has been equal to the consideration which might have been expected to be charged received or paid (as appropriate) between independent persons dealing at arm's length. No notice or enquiry pursuant to section 770 of the TA or the transfer pricing provisions of any arrangements made under section 788 of the TA (relief by agreement with other countries) has been made in connection with any of such transactions and the Company has retained sufficient records in connection with its transfer pricing arrangements to satisfy the conditions of Section 12B TMA 1970 and paragraph 21, Schedule 18 FA 1998.

18.14    Interest Rate Contracts etc.

          The Company is not and has not since the Accounts Date been a party to contract which is a qualifying contract for the purposes of section 147 of the Finance Act 1994 or a contract which may become a qualifying contract.

18.15    Exchange Gains and Losses

          The Company is not and has not since the Accounts Date been:

(a)      the holder of a qualifying asset;

(b)      subject to a qualifying liability; or

(c)      party to a currency contract,

          for the purposes of chapter II of the FA 1993.

18.16    Loan Relationships

          The Company is and has since the Accounts Date been taxed on an authorised accruals basis of accounting in relation to all loan relationships which are creditor relationships as defined in section 103 of the FA 1996 and in relation thereto:

          (a) the accruals on which the Company is taxable are computed only by reference to interest;

          (b) if any such debt were to be repaid at its face value the Company would not suffer any charge to Tax in excess of Tax on interest accrued; and

          (c) there is no connection between the Company and the debtor as mentioned in section 87 of the FA 1996.


18.17 (a) The Company obtains and has since the Accounts Date obtained Tax relief on an authorised accruals basis of accounting in relation to all loan relationships which are debtor relationships as mentioned in section 103 of the FA 1996 and in relation to each such relationship:

                    (i) the deduction given in computing the taxable profits of the Company in consequence of that relationship is not less than the interest accruing for the period concerned;

                    (ii) the Company  would  suffer no adverse Tax  consequences were such debts to be repaid at face value save that the Tax deduction for interest accrued would cease.

                    (b) The Company has not since the Accounts Date held or been the debtor under any deep discount securities as defined in paragraph 1 of schedule 4 of the TA or any deep gain securities as defined in paragraph 1 of schedule 11 of the FA 1989 or any relevant discounted security as mentioned in schedule 13 of the FA 1996.

                         CAPITAL ASSETS/CHARGEABLE GAINS

18.18    Capital Allowances

                    (a) No balancing charge in respect of any capital allowances claimed or given would arise if all the assets of the Company were to be realised for a consideration equal to the amount of the book value thereof as shown or included in the Accounts.

                    (b) All necessary conditions for all capital allowances (as defined in section 832(1) of the TA) claimed by the Company were at all material times satisfied and remain satisfied.

                    (c) The capital allowances computations for the period ending on the Accounts Date are complete, correct and annexed to the Disclosure Letter.

                    (d) The Company does not own any asset which is a long life asset for the purposes of Chapter 10 of Part 2 of the Capital Allowances Act 2001.

18.19    Sales at Book Value

          No chargeable gain or profit (disregarding the effects of any indexation relief available) would arise if any asset of the Company (other than trading stock) were to be realised for a consideration equal to the amount of the book value thereof as shown or included in the Accounts.

18.20    Value Shifting

          The Company has not been involved in any scheme or affected by any arrangements whereby section 30 of the TCGA (tax-free benefits) might be applicable in relation to any disposal by the Company since the Accounts Date or on any asset of the Company being disposed of after the date hereof.

18.21    Valuation of Assets

(a) The Company has not held at any time since the Accounts Date any asset where on the disposal of that asset the amounts deductible under section 38 TCGA fall or would fall to be determined by reference to the application of section 42 TCGA (part disposal of assets) to a previous transaction.

(b) The Company has not since the Accounts Date held or had any interest in any asset where section 17 TCGA might apply to reduce the consideration deemed to be given on the acquisition of that asset.

18.22    Reconstructions

          The Company has not been involved in any share for share exchange or any scheme of reconstruction or amalgamation such as are mentioned in sections 135 and 136 of the TCGA or section 139 of the TCGA under which shares or debentures have been or will be issued or assets have been or will be transferred.

18.23    Depreciatory Transactions

          No loss which has arisen or which may hereafter arise on a disposal by the Company of shares in or securities of any company is liable to be reduced by virtue of the application of section 176 of the TCGA (transactions in a group) or section 177 of the TCGA (dividend stripping).

18.24    Receipt of Gift

          The Company has not received any assets by way of gift as mentioned in section 282 of the TCGA.

                                  DISTRIBUTIONS

18.25    Repayments of Share Capital

(a) The Company has not at any time after 6 April 1965 repaid or agreed to repay or redeemed or agreed to redeem or purchased or agreed to purchase (or made any contingent purchase contract within the meaning of section 165 of the Companies Act 1985) in respect of any of its issued share capital or any class thereof. Further the Company has not after 6 April 1965 capitalised or agreed to capitalise in the form of shares, debentures or other securities or in paying up amounts unpaid on any shares, debentures or other securities any profits or reserves of any class or description or passed or agreed to be passed any resolution to do so.

(b) The Company has not made (and will not be deemed to have made) any distribution within the meaning of sections 209 and 210 (bonus issue following repayment of capital) of the TA since 5 April 1965 except dividends properly authorised and shown in its Accounts nor is the Company bound to make any such distribution.

(c) The Company has not been party to any transaction involving an exempt distribution within section 213 of the TA within the period commencing five years prior to the Accounts Date.

18.26    Payments to be treated as Distributions

          The Company has not since the Accounts Date been subject to any debt or security where the interest payable thereon fell or falls or could on its assignment fall to be treated as a distribution for Tax purposes.

                                 FOREIGN ELEMENT

18.27    Company Residence

          The Company has always been resident in the territory in which it was incorporated and has never been resident in any other territory or treated as so resident for the purposes of any double Tax agreement.

18.28    Treasury Consents

          Neither the Company nor any subsidiary of the Company has been party to any transaction or transactions within section 765 or 765A of the TA save in circumstances where either the Treasury General Consents 1988 applied or where the Company applied for and obtained consent of the Treasury to the transaction or transactions.

18.29    Company Migration

          Since 15 March 1988, no election has been made by the Company as the principal company as defined in section 187 of the TCGA (postponement of charge on deemed disposal of assets by company ceasing to be resident in the United Kingdom) nor has any company over which the Company had control or which was a member of the same group of companies as the Company ceased to be resident in the United Kingdom otherwise than in compliance with section 130 of the FA 1988.

18.30    Transfers to Non-Resident Company

          The Company has not made any such transfer as is mentioned in section 140 of the TCGA.

18.31    Double Taxation

          The Company has received or is entitled to receive credit against its UK Tax liability for all Tax charged (whether by Tax being withheld or through direct assessment) on the Company's income from any foreign jurisdiction and the Company holds all deduction certificates or other documents necessary to claim all relief due to it under part XVIII of the TA.

18.32    Controlled Foreign Companies

          The Company does not have and never has had an interest in a controlled foreign company within the meaning of section 747 of the TA such that all or any of the chargeable profits of the controlled foreign company have been or will or may be apportioned to the Company.

18.33    Gains of Non-Resident Companies

          The Company does not have and has never had any interest in any company, body of persons or unit trust scheme not resident in the UK where had that entity been a company resident in the UK it would have been a close company.

18.34    Offshore Funds

          The Company has not on or after 1 January 1984 disposed of and does not now have a material interest in an offshore fund which at any material time was or is a non-qualifying offshore fund within the meaning of section 757 of the TA such that a disposal thereof by the Company has given rise or will or may give rise to an offshore income gain.

18.35    Withholding of Tax and Agency for Non-Residents

          The Company is not and has not been assessable to Tax by virtue of section 78 of the TMA or section 42A or 43 of the TA or section 126 of the FA 1995.

                               GROUPS OF COMPANIES

18.36    General

          The Company is not, nor has it ever been, a member of a group of companies as defined by section 170 of the TCGA.

18.37    Advance Corporation Tax

          The Disclosure Letter contains particulars of all arrangements for the surrender under section 240 of the TA of any amount of advance corporation tax and in respect of receipts and surrenders disclosed:

                    (a) the Company has not paid nor is liable to pay for the benefit of any advance corporation tax which is or may become incapable of set off against the Company's liability to corporation tax;

                    (b)  the Company has received all payments due to it for all
                         surrenders   or   purported   surrenders   of   advance
                         corporation tax made by it;

                    (c) no such payment exceeds or could exceed the amount permitted by section 240(8) of the TA; and

                    (d) there exist or existed for any period in respect of which a claim under section 240 of the TA has been or is to be made no arrangements such as are specified in sub-section (11) of that section whereby any person could obtain control of the Company or of any subsidiary to which such surrender purports or is purported to be made.

18.38    Group Income Election

          The Company has not made nor been subject to any election pursuant to section 247 of the TA.

18.39    Group Payment Arrangements

          The Company has not made nor been party to any arrangements with the Inland Revenue with respect to payment of corporation tax pursuant to section 36 of the FA 1998.

                                  CLOSE COMPANY

18.40    Close Companies - Transfers of Value

          The Company has made no transfer of value such as is specified in section 94(1) (or section 99(2)) of the IHTA.

18.41    Close Companies - Loans to Participators

          The Company has not made any loan advance or payment or given any consideration falling within sections 419-420 or 422 of the TA.

18.42    Close Companies - Distributions

          The Company has made no payments and conferred no benefits falling to be treated as distributions under section 418 of the TA.

18.43    Close Investment Holding Company

          The Company is not and never has been a close investment-holding company as defined at section 13A of the TA.

18.44    Close Companies - Transfers at Undervalue

          The Company has not made a transfer at an undervalue so that section 125 of the TCGA could apply.

                                 INHERITANCE TAX

18.45    Inheritance Tax

(a) The Company is not, and will not become, liable to be assessed to inheritance tax as donor or donee of any gift or transferor or transferee of value (actual or deemed) nor as a result of any disposition chargeable transfer or transfer of value (actual or deemed) made by or deemed to be made by any other person.

(b) There is no unsatisfied liability to inheritance tax attached or attributable to the Shares or any asset of the Company and in consequence no person has the power to raise the amount of such Tax by sale or mortgage of or by a terminable charge on any of the Shares or assets of the Company as mentioned in section 212 of the IHTA and none of the Shares or assets of the Company are subject to an Inland Revenue charge within section 237 of the IHTA.

                              SECONDARY LIABILITIES

18.46    Secondary Liability

          No transaction or event has occurred in consequence of which the Company is or may be held liable for any Tax or deprived of relief or allowances otherwise available to it in consequence of any Tax or may otherwise be held liable for or to indemnify any person in respect of any Tax, where some other company or person is or may become primarily liable for the Tax in question (whether by reason of any such other company being or having been a member of the same group of companies or otherwise).

18.47    Indemnities etc

          The Company has not entered into any indemnity, guarantee or covenant under which the Company has agreed to pay or discharge any amount equivalent to or by reference to any other person's liability to Tax.

18.48    Finance Leases

(a) The Company is not and has not been the lessee under any leases of plant or machinery save for the leases specified in the Disclosure Letter (the "Leases").

(b) No assets subject to the Leases have at any time been leased by the Company or its lessees to a person who is not resident in the UK and does not use the machinery or plant for the purposes of a trade carried on there.

(c) The Warrantor, after making due and reasonable enquiry, is not aware of any revenue investigation, revenue enquiry or other circumstance which indicates that any person who is or was a lessor or owner of equipment subject to any of the Leases will or may be denied the first year allowances and/or writing-down allowances by reference to which the initial rental under that Lease was calculated.

                            ANTI-AVOIDANCE PROVISIONS

18.49    Tax Schemes

          The Company has not entered into nor been a party to nor otherwise involved in any scheme or arrangement in relation to which the Company may be liable to Tax under the principles set out in W.T. Ramsay Limited v IRC (1981 STC 174) or Furniss v Dawson (1984 STC 153) as developed in subsequent cases.

18.50    Transactions in Securities

          The Company has not:

                    (a)  become liable for Tax; or

                    (b) received and will not receive or be the subject of or be adversely affected by any Claim for Tax arising under or imposed by or resulting from the operation of sections 703-709 of the TA (whether alone or in conjunction with any other provisions of any Taxation Statutes whatsoever) and which wholly or partly results or arises from or is computed by reference to circumstances existing or events occurring at any time on or before the date hereof whether alone or in conjunction with other circumstances arising before or after completion.

18.51    Transactions in Land

          The Company has not:

                    (a)  become liable for Tax; or

                    (b) received and will not receive or be the subject of or be adversely affected by any claim for Tax arising under or imposed by or resulting from the operation of sections 776-778 of the TA (whether alone or in conjunction with any other provisions of any Taxation Statutes whatsoever) and which wholly or partly results or arises from or is computed by reference to circumstances existing or events occurring at any time on or before the date hereof whether alone or in conjunction with other circumstances arising before or after completion.

18.52    Sale and Leaseback of Land

          The Company has not entered into any transaction as is mentioned in sections 34-37 or section 780 of the TA.

18.53    Transactions between Dealing and Associated Company

          The Company has not entered into any transaction mentioned in section 774 of the TA.

18.54    Loans or Credit

          The Company has been involved in no transactions such that section 786 of the TA (transactions associated with loans or credit) might apply.

                                    TAX FRAUD

18.55 The Company has not been party to any transaction within section 144 of the FA 2000 (offence of fraudulent evasion of income tax).

                                 VALUE ADDED TAX

18.56    Value Added Tax

          (a) The Company is a registered taxable person for the purpose of the VATA and all regulations and orders made thereunder (the "VAT legislation") and has not at any time been treated as a member of a group of companies for such purpose and has not made any application to be so treated and no circumstances exist whereby the Company would or might become liable for value added tax as an agent or otherwise by virtue of section 47 of the VATA.

          (b) The Company has complied in all respects with the requirements and provisions of the VAT legislation and has made and maintained and will pending completion make and maintain accurate and up-to-date records, invoices, accounts and other documents required by or necessary for the purposes of the VAT legislation and the Company has at all times punctually paid and made all payments and returns required thereunder.

          (c) That (without prejudice to the generality of clause (b) of this clause) the Company has not:

               (i)  taken part in conduct  involving  dishonesty as described in section 60 of the VATA;

               (ii) committed any serious misdeclaration or neglect as described in section 63 of the VATA;

               (iii)issued  unauthorised  invoices  or  failed  to  do  anything contemplated by section 67 of the VATA;

               (iv) failed to comply with any regulatory  requirements described in section 69 of the VATA;

               (v) been notified of any assessment within section 74 of the VATA or a surcharge notice under section 59 of the VATA;

               (vi) made any  agreement  with the  Commissioners  of Customs and
                    Excise which agreement has not been put in writing as contemplated by section 85 of the VATA.

          (d) The Company has not made any exempt supplies in consequence of which it is or will be unable to obtain credit for all input tax paid by it during any VAT quarter ending after the Accounts Date.

18.57    Capital Goods Scheme

          There are set out in the Disclosure Letter with express reference to this Warranty full details of each of the assets of the Company of a kind described in part XV of the Value Added Tax Regulations 1995 (SI No 2518) (adjustments to the deduction of input tax on capital items) in relation to which that part could operate to adjust the amount of input tax deducted, including in particular:

(a) a description (including, in the case of land, or a building or part of a building the nature of the tenure and the time that the tenure has to run), the date of acquisition (or, in the case of a lease, the date of grant) and the price paid and VAT upon the purchase or acquisition of the capital item in question;

(b) the proportion of the VAT on the purchase price for which credit has been claimed, including any adjustments made under part XV, Value Added Tax Regulations 1995.

18.58    Leases

          The Company has not at any time after 10 March 1997 granted any lease or entered into any agreement for any lease where it was a developer of the land for the purposes of paragraph 2(3AA) of Schedule 10 of VATA 1994 and it was, at the time of the grant (or at the time the grant was treated as made under paragraph 2(3AAA)), the intention or expectation of the Company or any person within paragraph 2(3AA)(a)(ii) that the land would become exempt land for the purposes of that paragraph.

                                   STAMP DUTY

18.59    Stamp Duty

          All documents in the enforcement of which the Company is or may be interested have been duly stamped and since the Accounts Date the Company has not been a party to any transaction whereby the Company was or is or could become liable to stamp duty reserve tax.

18.60    Relief on Transfer of Land

          The Company does not at the date hereof hold any estate or interest in land in the United Kingdom, or any estate or interest which was derived from such an estate or interest, that was transferred to it by an instrument executed within two years prior to the date hereof, such instrument having been stamped on the basis that either group relief under section 42 of the Finance Act 1930, section 11 of the Finance Act (Northern Ireland) 1954 or section 151 of the Finance Act 1995 applied or that relief under section 76 of the Finance Act 1986 applied.

19.      ENVIRONMENTAL MATTERS

19.1     Liability

          To the best of the Warrantor's knowledge and belief but on the basis that the Warrantor has made no enquiries relating thereto the Company and the Property comply and have at all times complied with all Environmental Laws and there are no facts or circumstances which interfere or prevent compliance with any Environmental Laws.

19.2     Notices and Complaints

          The Company has not received any notice of enforcement, prohibition, improvement, remediation or other notice of equivalent nature, or any judgment, order, decree, award, demand or decision in respect of the Environment from any court, tribunal, arbitrator or governmental or regulatory authority and there have been no complaints, investigations, enquiries, requests for information or other formal or informal indications of any possible claims or legal actions in respect of the Environment from any person including any neighbour, governmental or regulatory authority, current or former employee or third party.

19.3     Contaminated Land

(a) To the best of the Warrantor's knowledge and belief but on the basis that the Warrantor has made no enquiries relating thereto there has not been and there is not present on, at or under the Property and there is and has been no release, migration, leakage, spill, discharge, entry, deposit or emission onto or from the Property of any Hazardous Substance or Waste.

(b) To the best of the Warrantor's knowledge and belief there has not been any disposal, storage, release, leakage, migration, spill, discharge, entry, deposit or emission of any Hazardous Substance or Waste into the Environment caused by the Activities.

20.      PENSIONS

20.1     Pensions arrangements disclosed

          Save under the EW Simulation Technology Limited Pension Scheme (the "Disclosed Scheme") the Company is not under obligation or commitment, nor is it a party to any custom or practice, to pay, provide or contribute towards any relevant benefits within the meaning of section 612 of the TA (ignoring the exception contained in that section), including the making of any payment of contributions to, or remuneration specifically referable to contributions to, any personal pension scheme, stakeholder pension scheme, retirement annuity contract or similar arrangement ("Relevant Benefits") to or in respect of any person and nothing has been done to create a reasonable expectation that any such payments, provision or contributions will be made. The Company has not at any time participated in or contributed towards any former scheme or arrangement ("Former Scheme") which has as its purpose or one of its purposes the provision of Relevant Benefits (other than schemes which have been fully wound up).

20.2     Money purchase scheme

          Other than lump sum death in service benefits, the Disclosed Scheme provides only money purchase benefits (as defined in section 181 of the Pension Schemes Act 1993) and no promise or assurance (oral or written) has been given to any person that his or her benefits under the Disclosed Scheme (other than lump sum death in service benefits) will be calculated by reference to any person's remuneration or equate (approximately or exactly) to any particular amount.

20.3     Ex gratia payments and undertakings

          The Company has not made or proposed any voluntary or ex gratia payments of Relevant Benefits to or in respect of any person and is not due to make any such payments in the future. No undertaking or assurance (whether legally binding or not) has been given by the Company to any person as to the introduction, continuance, increase or improvement of any Relevant Benefits.

20.4     Disclosure of documents

          Full details of the Disclosed Scheme have been supplied to the Buyer including copies of the current governing trust documentation, current booklet and any announcements made to members; all relevant approval letters from the Inland Revenue; all relevant contracting-out certificates; the most recent actuarial valuation and trustees' annual report and accounts; the payment schedule; all documents evidencing compliance with the Pensions Act 1995; all correspondence with the Occupational Pensions Regulatory Authority, OPAS and the Pensions Ombudsman; and full membership details.

20.5     Winding-up, termination or closure of the Disclosed Scheme

          No event has occurred and no action has been taken which would or could result in the winding-up, termination or closure of the Disclosed Scheme in whole or in part.

20.6     Regulatory matters

          The Disclosed Scheme is an exempt approved scheme within the meaning of section 592(1) of the TA and has been with effect from its date of commencement and there is no reason why such exempt approved status might be withdrawn or cease to apply.

20.7     Payment of contributions and fees and expenses

          All contributions and premiums which have become payable to or under the Disclosed Scheme by or in respect of any current and former employees and officers have been duly paid within any applicable prescribed period under the Pensions Act 1995 and the Disclosed Scheme's governing documentation. The aggregate of all actuarial, consultancy, legal and other fees and charges and all taxation and other expenses for which liability has arisen but which has not yet been discharged and the value of all services which have been provided but in respect of which an account has not yet been rendered in relation to the Disclosed Scheme does not exceed (pound)5,000.

20.8     Legal compliance

          The Disclosed Scheme has at all times been operated in accordance with the trusts, powers and provisions of its governing documentation, all applicable EC and domestic legislation, and the general requirements of law and regulatory practice and no report has been made to the Occupational Pensions Regulatory Authority in relation to any potential or actual non-compliance. The Company has fulfilled all of its obligations in relation to and under the Disclosed Scheme in respect of any current and former employees and officers. Prior to the date of this agreement all benefits which have been, or will be, transferred into the Disclosed Scheme (whether on an individual or bulk basis) have been, or will be, so transferred on a sex equal basis.

20.9     Access to membership

          Every employee and former employee who is or has been a part-time employee is not and has never been excluded from membership of any Disclosed Scheme. Every employee and officer and former employee and officer who is or has been entitled to, or eligible for, membership of the Disclosed Scheme, whether under a contract of employment or under the rules of the Disclosed Scheme, has joined or been invited to join as of the date on which he became so entitled or eligible. The Company has complied at all times with its obligation to designate and provide access to a stakeholder pension scheme for all its relevant employees.

20.10    Claims and litigation

          No claim or complaint has been made or threatened against any current or former trustee, manager or administrator of the Disclosed Scheme or any employer participating therein (including, without limitation, any complaint under the internal dispute resolution procedure, or to OPAS or the Pensions Ombudsman) in respect of any act, event, omission or other matter arising out of or in connection with the Disclosed Scheme (other than routine claims for benefits) or generally in respect of the provision of Relevant Benefits (whether payable under the Disclosed Scheme or otherwise) and there are no circumstances which may give rise to any such claim or complaint.

20.11    Records and assets of the scheme

          The records of the Disclosed Scheme (including all books of account and trustees' minutes) have been properly and accurately maintained and all such records are in the possession of, or under the control of, the trustees of the Disclosed Scheme. The trustees of the Disclosed Scheme have legal title to all of the assets of that scheme. None of the assets of the Disclosed Scheme constitute "employer-related investments" for the purpose of section 40 of the Pensions Act 1995. There are no charges or encumbrances over any of the assets of the Disclosed Scheme and all such assets are either held directly by the trustees of the Disclosed Scheme or by investment managers (or nominees properly appointed by the trustees) and are not subject to any stock lending arrangements.

20.12    Current trustees and scheme documentation

          The current trustees of the Disclosed Scheme are the Warrantor and Universal Pension Trustees Limited. They and the Disclosed Scheme are all resident in the United Kingdom for tax purposes and the trustees of the Disclosed Scheme are the administrators for the purposes of Chapter 1 of Part XIV of the TA. The trust deeds, rules and other documents which have at any time governed the Disclosed Scheme were all validly adopted and accurately record the benefits payable under them as referred to in all announcements, explanatory booklets and other literature or communications issued in relation to the Disclosed Scheme.

20.13    Insured death benefits

          All death benefits which may be payable (other than a refund of members' contributions with interest, where appropriate) are fully insured with an insurance company authorised under the Financial Services and Markets Act 2000 to carry on long-term insurance business. All policies and contracts under which such benefits are insured are enforceable and there is no ground on which the insurance company concerned might avoid liability under such policy or contract. Each member and beneficiary has been covered for such insurance by such insurance company at its normal rates and on its normal terms for persons in good health.

21.      INFORMATION

21.1     General

     (a) So far as the Warrantor is aware, all written information given by, or on behalf of, the Sellers or the Company to the Buyer, its advisers or agents before or during the negotiations leading to this agreement is true, complete, accurate and not misleading;

     (b)  In relation to the Business Plan, as at 19 March 2002:

          (i) all statements of fact contained in the Business Plan were true and accurate in all material respects and not misleading;

          (ii) all expressions of opinion or intention or expectation contained in the Business Plan were made on reasonable grounds and were truly and honestly held by the Warrantor and were fairly based; and

          (iii)there were no facts known or which could on reasonable enquiry have been known to the Warrantor and which are not stated in the Business Plan the omission of which would make any such statement or expression in such document misleading.

     (c) As at 19 March 2002, there were no facts known or which could on reasonable enquiry have been known to the Warrantor and which are not stated in the Business Plan which are, nor might be, material in the context of this agreement or the acquisition by the Buyer of the Shares.

21.2     This Agreement and the Disclosure Letter

          The information set out in schedules 1, 2 and 6 of this agreement and in the Disclosure Letter is true, complete, accurate in all material respects and not misleading.

21.3     Material Information

          So far as the Warrantor is aware, all information about the Shares and the Company's business which might be material to a buyer of the Shares has been disclosed to the Buyer in writing.

                                   SCHEDULE 4

                               Form of Resignation

TO:      The Directors
         EW Simulation Technology Limited (the "Company") and each of its directors, officers, agents and advisers

Date:    ------- September 2002


I hereby resign as secretary, and if applicable, as employee of the Company with effect from today. I confirm that I have no claims against the Company or any of you in respect of any cause, matter or thing whatsoever (including unpaid remuneration) but to the extent any such claims exists or may exist I (unless such claim is covered by insurance) hereby irrevocably waive such claim and release the Company and each of you from any liability or obligation whatsoever in respect thereof.

EXECUTED as a DEED                  )
and DELIVERED by MRS ANN   )
ANDREWS in the presence of :                )


(Witness):

Name:

Address:

Occupation:

                                   SCHEDULE 5

                        Sellers' Limitations on Liability






1.        TIME LIMIT FOR CLAIMS

          Save in the case of any liability based upon fraud and including without limitation fraudulent concealment by the Warrantor, the Warrantor shall not be liable in respect of a claim under the Warranties unless written notice of such claim setting out reasonable details of the relevant claim is served upon the Warrantor:

          (a) in the case of a claim under the Warranties (other than the Warranties relating to Tax or Environment), by not later than
               5.00 p.m. on the second anniversary of Completion; and

          (b) in the case of a claim under the Warranties relating to Tax or Environment by not later than 5.00 p.m. on the day one month after the seventh anniversary of Completion.

2.       MONETARY LIMIT ON CLAIMS

          Save in the case of any liability based upon fraud and including without limitation fraudulent concealment by the Warrantor, the Warrantor shall not be liable in respect of a claim under the Warranties unless and until the aggregate amount of all such claims (when aggregated with all claims under the Tax Deed) against the Warrantor exceeds US$50,000 in which event the Warrantor's liability shall be for the total amount of such claims and shall not be limited to the excess provided that (save in the case of fraud or fraudulent concealment by the Warrantor) the aggregate liability of the Warrantor in respect of all claims under the Warranties and the Tax Deed shall not in any circumstances exceed US $4,500,000.

3.       DISCLOSURE

          The Warrantor shall not be liable in respect of a claim under the Warranties to the extent that the same or circumstances giving rise thereto are fairly disclosed in the Disclosure Letter or are expressly provided for or noted in the Accounts. No letter, document or other communication shall be deemed to be disclosed except and to the extent that the same is referred to in, and a copy attached to, the Disclosure Letter.

4.       NO LIABILITY FOR CERTAIN EVENTS

          No liability shall attach to the Warrantor in respect of a breach of any of the Warranties to the extent that:

          (a) such claim arises as a consequence of a change in the law by the English courts enacted after the date hereof;

          (b) such claim arises as a result of any provision or reserve made in respect thereof in the Accounts being insufficient by reason of any increase in rates of taxation made after the date hereof or arises as a result of the retrospective imposition of taxation as a consequence of a change in the law in England and Wales enacted after the date hereof;

          (c) the breach or the events giving rise to such breach would not have arisen but for an act omission or transaction of the Buyer or the Company which could reasonably have been avoided effected after Completion otherwise than in the ordinary and proper course of trade as presently carried on by the Company and which the Buyer knew or ought reasonably to have known would give rise to the breach in question;

          (d) it has been made good or compensated by payment made under the Tax Deed;

          (e) such claim arises as a result of a change of accounting policy or practice of or change of the date to which accounts are made up in each year by the Buyer or the Company introduced on or after the date hereof other than any change introduced in order to ensure that the Company complies with generally accepted accounting principles in the UK; and

          (f) the claim would not have arisen but for any act or omission prior to Completion by the Sellers or the Company carried out at the request of or with the written approval of the Buyer.

5.       MISCELLANEOUS

5.1 Any of the Warranties to the extent remediable if breached shall not entitle the Buyer to compensation unless the Warrantor is given written notice of such breach and such breach is not remedied to the reasonable satisfaction of the Buyer within 30 days after the date such notice is received.

5.2 In the event of the Warrantor having paid to the Buyer an amount in respect of a claim for breach of any of the Warrantor and subsequent to the date of making such payment the Buyer or the Company recovers from a third party a sum which is referable to that payment then the Buyer shall forthwith repay or procure the repayment by the Buyer or the Company to the Warrantor of the lesser of: (a) the amount recovered (less costs and any tax thereon); and (b) the sum paid by the Warrantor to the Buyer.

5.3 The amount of any liability arising in respect of any claim or claims for breach of any of the Warranties or under the Tax Deed shall be treated as a reduction of the consideration for the Shares.

5.4 In addition to the duty of the Buyer under the general law to mitigate loss or damage the Warrantor shall be entitled to require the Company and the Buyer (or either of them) at the Warrantor's expense to take all such further reasonable steps or proceedings in order to mitigate any claim for breach of any of the Warranties and the Buyer shall procure that the Company shall, in so far as is reasonable to do so, act in accordance with any such written requirements of the Warrantor subject to the Company and the Buyer being fully indemnified by the Warrantor against all reasonable costs and expenses incurred in connection therewith.

5.5 For the purpose of enabling the Warrantor to remedy the breach or to mitigate or otherwise determine the amount of any claim in respect of the Warranties the Buyer shall notify the Warrantor within 40 days of the breach or circumstances giving rise to the breach coming to its notice and the Buyer shall make or procure to be made available to the Warrantor and his duly authorised agents on reasonable notice during normal business hours all relevant books of account records and correspondence for the purpose of enabling the Warrantor to ascertain or extract any information relevant to the claim.

5.6 The Buyer shall keep the Warrantor informed of all material developments in relation to any claim under the Warranties, and shall consult with the Warrantor regarding the conduct of any such claim.

                                   SCHEDULE 6
                                  The Property


     Tenure                  Leasehold

     Description             Unit 1  The Royston Centre  Ash Vale  Farnborough

     Mortgages or Charges    Lloyds Bank plc debenture registered on 01/02/1997


    Permitted uses/existing use
                                   Light Industrial with
                                   ancillary office
                                   and/or B1(c) of the
                                   Town and Country
                                   Planning (use Clauses)
                                   Order 1987

    Sublettings

    Description            Ground Floor Offices Unit 1  The Royston Centre  Ash
                           Vale  Farnborough

Executed as a deed by DR ROBERT ANDREWS in the ) presence of: )
                                                  )
Witness name:                                     )
Witness address:                                  )
                                                  )

Executed as a deed by MRS ANN ANDREWS in the      )
presence of:                                      )

Witness name:                                     )
Witness address:                                  )
                                                  )

Executed as a deed by EW SIMULATION TECHNOLOGY ) LIMITED acting by ) in the presence of: )
                                                  )
Witness name:                                     )             Director
Witness address:                                  )
                                                  )   Director/Secretary


Executed as a deed by                             )
HERLEY INDUSTRIES, INC.                           )
acting                                            )
by
in the presence of:
                                                  )             Director
Witness name:                                     )
Witness address:                                  )   Director/Secretary